Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

PACIFIC VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	5180	75-2100622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

117 West 9th Street, Suite 316
Los Angeles, California 90015
 Telephone: (310) 800-4556
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Shannon Masjedi
President and Chief Executive Officer≥
Pacific Ventures Group, Inc.
117 West 9th Street, Suite 316
Los Angeles, California 90015
 Telephone: (310) 800-4556
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William Mark Levinson, Esq. Fox Rothschild, LLP. 1800 Century Park E #300 Los Angeles, CA 90067 Phone: (310) 598-4150 / (310) 228-2133

______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.
________________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Estimated Maximum Offering Price per Share(2)	Estimated Maximum Aggregate Offering Price(2)	Amount of Registration Fee (1)(2)

Common Stock, par value $0.001 per share	3,000,000 shares	$0.500	$1,500,000	$193.20
Total	3,000,000 shares	$0.500	$1,500,000	$193.20

(1)	Consists of up to 3,000,000 shares of our common stock at par value $0.001 per share.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act") or until this registration statement shall become effective on such date as the Securities and Exchange Commission ("SEC"), acting pursuant to said Section 8(a), may determine.

Prospectus

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, July 31, 2017

PACIFIC VENTURES GROUP, INC.

3,000,000 SHARES OF COMMON STOCK BEING SOLD BY PACIFIC VENTURES GROUP, INC.

Pacific Ventures Group, Inc. (the "Company", "PACV", "we" or "us") is filing this Form S-1 to have the right to sell into the public market 3,000,000 shares of PACV common stock (the "Shares"), with a par value of $0.001 per Share and an aggregate public offering price of approximately $1,500,000.  The sale of the Shares will enable PACV to have sufficient available Shares to raise capital from time to time.  This offering prospectus (the "Offering", "Prospectus" or "Registration Statement") will permit our President and Chief Executive Officer ("CEO") to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.  The Shares will be sold pursuant to a schedule determined by PACV management (the "Management") based upon market demand and other factors.  The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section of this Prospectus entitled "Plan of Distribution."

PACV may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  In offering the securities on our behalf, we will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. PACV reserves the right to sell Shares to friends and family at a discounted rate to the offering or market price of the Shares.

There is no minimum number of Shares that must be sold by us for the offering to close, and PACV will retain all the proceeds from the sale of any of the offered shares that are sold and use such proceeds for the purposes set forth herein.  The offering is being conducted on a self-underwritten, best efforts direct primary basis, which means our CEO, will attempt to sell the shares herself and also use the services of a broker-dealer whenever the use of a broker-dealer is necessary and at all times if Shares are sold on an exchange.  Any Share sold to or through a broker-dealer may diminish the net proceeds to PACV attributable to commissions paid to a broker-dealer.

The offering will conclude on the earlier of when all 3,000,000 shares in this registration statement have been sold, or 360 days after this registration statement becomes effective with the SEC.  We may, at our discretion, extend the offering for an additional 360 days.

We have not made any arrangements to place funds in an escrow, trust or similar account.  Any funds received, as a part of this Offering will be immediately deposited into our Company's bank account and be available for our use as working capital.

We have operated at a loss since we began business.  If we fail to raise sufficient capital to support our operations, investors are likely to lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price(1)	Underwriting Discounts & Commissions(2)	Proceeds to the Company

Per Share	1	$0.50	$0.00	$0.00
Maximum	3,000,000	$0.50	$150,000	$1,350,000

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.
(2)	Estimated commissions and discounts to registered broker dealers, in the event that broker dealers were used to sell some of the 3,000,000 shares.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus is May 17, 2017.

Table of Contents

PROSPECTUS SUMMARY	5
RISK FACTORS	18
FORWARD LOOKING STATEMENTS	35
USE OF PROCEEDS	36
DETERMINATION OF OFFERING PRICE	38
DILUTION	38
PLAN OF DISTRIBUTION	40
DIVIDEND POLICY	45
MARKET FOR OUR SHARES AND SECURITIES	46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	47
OUR BUSINESS	64
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	70
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	72
DESCRIPTION OF SECURITIES	73
INTEREST OF NAMED EXPERTS	77
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	77
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	78
WHERE YOU CAN FIND MORE INFORMATION	78
AUDITED INTERIM STATEMENTS	79

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus.  This Prospectus is an offer to sell, and seeks offers to buy our Shares of common stock only under circumstances and in jurisdictions where offers and sales are permitted. The information in this Prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery of this Prospectus or of any sale of Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Prospectus.

In this Prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this Prospectus. You should carefully consider, among other things, the matters discussed in "Risk Factors." Except where the context requires otherwise, in this Prospectus, the terms the "Company," "PACV," "we," "us" and "our" refer to Pacific Ventures Group, Inc. and, where appropriate, our consolidated subsidiaries.

We intend to use the proceeds of the offering, after expenses set forth in "Use of Proceeds" section, to relaunch our product.

OUR PRODUCT

We believe we distribute one of the only products of its kind in the U.S.  The original invention of our frozen alcohol desserts follows the same recipes used by fine bars and restaurants.  What makes our liquor ice cream and ice pops different is that the product is solid just like regular ice cream, not semi-soft or in a milk shake consistency like those found at some bars and restaurants. Our Product is ready-to-eat solid or can be blended into a cocktail.  While SnöBar Products look like ice cream and frozen ice pops, the Bureau of Alcohol, Tobacco, Firearms and Explosives ("ATF") and Food and Drug Administration ("FDA") have classified SnöBar ice cream and SnöBar ice pops as distilled spirits due to the alcohol content.

We have a proprietary formula and manufacturing technique that allows us to minimize post-manufacture product degradation, which enables us to mass produce alcohol-infused ice cream and ice pops differently than our competitors.  Our proprietary formulation and manufacturing method stabilizes the alcohol molecules from interacting with ice crystals and milk proteins making it possible to mass-produce a solid alcohol-infused ice cream that has a flavoring system ranging between 15% to 20% distilled spirits.

We have no control over our co-packers and or other manufacturers. Through these third party manufactures, we are exposed to various product liability and other risks associated with commodity price volatility arising from supply conditions, geopolitical and economic variables, weather, and other unpredictable external factors.

OUR COMPANY:

We acquired PACV through a reverse merger with a predecessor company incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation, which was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation who changed its name to American Eagle Group, Inc. on November 12, 1991.  On October 22, 2012, we changed the company's name to Pacific Ventures Group, Inc.

Our current corporate structure resulted from a reverse merger with SnöBar Holdings, Inc. ("SnöBar"), which was formed in Delaware on January 7, 2013. The reverse merger was effected September 25, 2015 through a share exchange agreement with the shareholders of SnöBar, pursuant to which we acquired 100% of the issued and outstanding shares of SnöBar's Class A and Class B common stock in exchange for 22,500,000 of our restricted Shares, while simultaneously issuing 2,500,000 shares of our restricted common Shares to certain other persons as discussed in MD&A section of this Prospectus. We own 100% of SnöBar and its subsidiaries and our organizational structure was established to manage and comply with the unique requirements of various state liquor license laws.

As the result of the preceding transactions, we became the holding company for SnöBar and its affiliates and subsidiaries comprising SnöBar Trust ("Trust"), a California trust formed on June 1, 2013 whose trustee is a family member of our CEO. The Trust owns all of the shares of the stock of International Production Impex Corporation ("IPIC"), a California corporation formed on August 2, 2001 and MAS Global Distributors, Inc. ("MGD") a California corporation. Given the Trust owns all of the shares of stock of IPIC, all income, expense, gains and losses of IPIC flow up to and through to the Trust and Snöbar is the sole beneficiary.

Since the Share Exchange represented a change in control of the Company and a change in business operations, the Company's business operations were primarily managed by SnöBar and the discussions of business operations accompanying this Prospectus are solely that of SnöBar and its affiliates and subsidiaries comprised of Trust, IPIC, and MGD.  Table A below sets forth the organizational structure of the Company and SnöBar.

IPIC sells alcohol-infused ice cream and ice-pops (the "Product"), and holds all of the rights to the liquor licenses to sell the Product and use the trade name "SnöBar".

SnöBar owns 99.9% of the sh ares of MGD. MGD sells and leases freezers and provides marketing services and is the sole marketer for SnöBar ice cream and SnöBar ice pops.  SnöBar is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust, and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities ("VIEs") by the United States Financial Accounting Standards Board FASB FIN 46.  SnöBar is identified as the primary beneficiary of the Trust and IPIC.  Under ASC 810, SnöBar performs ongoing reassessments of whether it is the primary beneficiary of a VIE.  SnöBar management has the power to direct the activities of a VIE that most significantly impact the VIE's activities (it is responsible for establishing and operating IPIC).  Also, SnöBar has the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE's economic performance.  Given the above, the Trust and IPIC were consolidated in the financial statements of SnöBar since the inception of the Trust and since the inception of SnöBar, in the case of IPIC.

The Company is publicly held and owns 100% of SnöBar and its subsidiaries.  The Management team is comprised of:

Shannon Masjedi, President and Chief Executive Officer, founder and product inventor (age 45).  Ms. Masjedi has experience in the retail food and beverage industry.

Frank Igwealor, Chief Financial Officer (age 45).  Mr. Igwealor has substantial experience as Accounting and Finance staff with large private and public companies.

Eddie Masjedi, Executive Manager and Business Development (age 46).  Mr. Masjedi has experience within the manufacturing and distribution arena.

Marc Shenkman, Chairman of the Board (age 56).  Mr. Shenkman has experience within the finance arena.

Capitalization; Shares of the Company

Common Stock.  We were authorized on October 22, 2012 to issue up to 100,000,000 shares of our common stock (the "Shares") with a par value $0.001 per share.  Shareholders get one vote per Share.  As of December 31, 2016, there were 27,297,364 issued and outstanding Shares.  There are 27,297,364 and 25,799,031 Shares outstanding as of December 31, 2016 and 2015 respectively.

Series E Preferred Stock.  The Company was authorized in October 2006 to issue up to 10,000,000 shares of its Preferred Stock.  Under the rights, preferences and privileges of the Series E Preferred Stock, holders of the preferred stock receive a 10 to 1 voting preference over common stock.  Accordingly, for every share of Series E Preferred Stock held, the holder received the voting rights equal to 10 Shares.  The Series E Preferred Stock is not convertible into any other class of stock of the Company and has no preferences to dividends or liquidation rights.   As of December 31, 2016 there are 1,000,000 shares of Preferred Class E Stock issued and outstanding, with 100% thereof owned by our CEO.
There are no other classes of stock issued in PACV.

No Golden Parachutes/CEO Compensation.  We have no severance arrangements with any of our officers or employees. Accordingly, the departure of an executive officer or other senior managers would not trigger any contractual obligation on our part to make any special payments to the departing employee or professional. No formal or informal compensation arrangement or agreement exists between the company and any director or officer.  However, following this Offering, the company and the employees, officer and/or directors could formalize an employment agreement that would include compensation of reasonable annual salary as well a reasonable amount of stock-based compensation.

Equity Awards to All Employees.  We believe that the talents and dedication of all of our employees contribute to our success; we intend to make equity awards to all of our employees on an ongoing basis following this Offering. Equity awards to employees are dilutive to the book value of investors' stake in Shares.  The issuance of common stock for current or future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the Offering, and would have an adverse effect on any trading market for our Shares.  The equity awards could be assigned to but not limited to the officers, directors and certain key employees.

The dilutive impact on current stockholder of the issuance of authorized-but-unissued shares of the Company's common stock is discussed in more detail in the "Dilution" section of this Offering.

Business Location

Our principal business, executive and registered statutory office is located at 117 West 9th Street Suite 316 Los Angeles, California 90015; Contact Shannon Masjedi at 310-800-4556 or via email at shannon@pacvgroup.com.

SNÖBAR MARKET

We believe the alcohol and distilled spirits market and market for ice cream products and derivative products are growth markets and will continue to grow because these products appeal to a wide range of consumers and competition in the alcohol infused dessert category is not substantial.

Competition.  To competitors currently market alcohol infused and alcohol flavored ice cream (i.e., BuzzBar and Mercer Ice Cream). We believe BuzzBar contains minimal alcohol content and is sold with limited distribution.  Mercer Ice Cream is a wine infused ice cream sold primarily in the Eastern and Southeast part of the United States.

Consumer Experience.  We have been developing and refining our Product since 2012.  The consumer experience with our Product, we believe, finds the products fun and enjoyable to consume.  SnöBar Ice Pops and SnöBar Ice Cream product is, we believe, the "original frozen cocktail".  In our experience, SnöBar brand products have been well received across all age groups and sexes above the age of 21.  We believe SnöBar Product has multiple applications and uses that allow for the creation of exotic and innovative cocktails and unique and delicious desserts.  Given the market, we believe we could be positioned, with adequate funding to meet production that has stunted our growth and ability to generate sufficient inventory to fulfill SnöBar product orders, to capture a greater portion of these markets nationally and internationally.

Our strategy for the next five years is to expand SnöBar flavorful ice cream products suffused with distilled spirits through broad distribution and through acquiring or investing in complimentary food, beverage and distribution businesses.
SnöBar Ice Pops and SnöBar Ice Cream Products respectively come in 100ML and 50ML sizes and 375ML and 100ML sizes. We make SnöBar Products with natural ingredients that include up to 15% to 20% distilled spirits.  For example, we use tequila, vodka and brandy in different product offerings to make Margarita, Cosmopolitan and Mojito frozen cocktail flavors.  We believe that what makes SnöBar Products unique are the ingredients, proprietary formulation, and method of manufacturing.   SnöBar Ice Pops and SnöBar Ice Cream utilize a system to stabilize the alcohol molecule, whereby the alcohol content, quality and flavor is not degraded during the production process.  In our Ice Cream we strive to use high quality premium dairy which contains a higher concentration on butterfat.  This allows SnöBar consumer to enjoy a creamy and delicious alcohol infused dessert.

SnöBar is one of the only spirit associated brands offering incremental revenues that we believe, do not compete with other distilled spirits currently on the market.

Intellectual Property.  We have sought to protect SnöBar processing formulas as a trade secret and SnöBar brand is trademarked in the United States and we are currently seeking worldwide trademark rights. We sell SnöBar products under a number of trademarks, brand names and trade names that are important to our Products continued success. Our business could be adversely affected by the loss of any major brand or by material infringement of intellectual property rights. SnöBar Products are subject to intellectual property risks because existing trademark laws offer only limited protection, and the laws of some countries in which SnöBar products are or may be developed, manufactured or sold may not fully protect SnöBar Products from infringement by others.

Competition.  We believe that the global distilled spirits and dessert industry is very competitive. SnöBar products compete on the basis of product quality, brand image, price, service and timely innovation in response to consumer preferences. The industry is highly fragmented.  Competitors on the alcohol-side of the business include Brown-Forman Corporation, Diageo PLC, Beam, Inc., Pernod Ricard S.A., Bacardi Limited, Davide Campari-Milano S.p.A., Remy Cointreau S.A., and Constellation Brands, Inc.  Major competitors on the dessert-side of the business include such premium brands as Haagen-Dazs and Dreyer's, which are respectively owned by Nestlé USA and Ben and Jerry's which is owned by Unilever.

Regulatory Environment.  The production, storage, transportation, distribution and sale of SnöBar Products is subject to regulation by federal, state, local and foreign authorities. Various countries and local jurisdictions prohibit or restrict the marketing or sale of products containing alcohol in whole or in part.  The Bureau of Alcohol, Tobacco, Firearms and Explosives regulates the U.S. spirits industry with respect to production, blending, bottling, sales, advertising, and transportation of industry products.  Also, each state in the United States regulates the advertising, promotion, transportation, sale, and distribution of such products.  Many of the key markets for our business, distilled spirits are subject to federal excise taxes and/or customs duties, as well as state/provincial, local and other taxes. Sales of products containing alcohol could be adversely impacted by increases to excise tax rates, which are considered from time-to-time by U.S. states and municipalities and in other key markets for our business. The effect of any future excise tax increases in any jurisdiction cannot be determined, but it is possible that any future excise tax increases could have an adverse effect on our business, financial condition and results of operations.

Environmental Matters.  We are subject to both U.S. and international laws and regulations relating to the protection of the environment. In the U.S., the laws and regulations include the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and Superfund (the environmental program established in the Comprehensive Environmental Response, Compensation, and Liability Act to address abandoned hazardous waste sites), which imposes joint and severable liability on each potentially responsible party. These regulations may be subject to change with the new Trump administration.

PRODUCT AND BRAND; SALES HISTORY

In 2012, SnöBar brand was introduced in Arizona. We believe SnöBar brand was well received with off premises and on premises accounts and placed in restaurants, hospitality properties and retail establishments, including Total Wine and the Bevmo Chains.

In 2013, SnöBar brand was launched in Las Vegas, Nevada and Florida.

In Las Vegas, our Product was marketed in several casinos and hotel resorts including the Bellagio Hotel, Golden Nugget, Rio, Wynn, Encore, TAO, Caesars Palace, Hilton, The M Resort and MGM.  In Las Vegas our focus was to place SnöBar brand within all various venues of a hotel property for application in catering and banquets, room service, retail outlets, nightclubs and bars.  SnöBar was also placed in all the LEE'S Liquor chain stores in Las Vegas and in Albertsons supermarket and Walgreen pharmacy/markets. SnöBar brand was adapted by several on premises accounts who created proprietary specialty cocktails using SnöBar as the main ingredient.  For example, The M Resort fashioned "The Ultimate Root Beer Float" for customers ordering a cocktail pool side.

During the calendar year 2015, our Product was sold throughout Florida in Miami, Tampa, Orlando, Jacksonville and the Florida panhandle. In the south Florida area, SnöBar Products were offered by hotels and resorts, including the Ritz Carlton Hotel, Fontainebleau Hotel, Hilton Hotel, Waldorf Astoria Hotel and The Breakers Resort and was test marketed by the big-box retailer Wal-Mart.

Walmart, the largest retailer in the world, approved SnöBar brand for a three month test marketing in certain Florida Walmart locations. The first Walmart store sold out of more than ten cases of SnöBar Product within the first two weeks prompting an eighty-five case reorder. After a three month trial period, Walmart approved the expansion of SnöBar products into its other Florida locations.

In 2014, we began marketing and selling SnöBar brand in California. We established over 100 accounts within the first ninety days following beginning our selling effort.  Our focus in California has been to continue marketing and creating brand awareness through the retail and on premise accounts. Immediately after launching the brand in Southern California, our company entered in to an agreement with a Nestlé USA distributor, Jeff & Tony's.  The distributor stored our inventory and distributed the Product to all current and new accounts. SnöBar was placed within the Gelson supermarket stores.

In 2015, we targeted South Carolina for expansion of the Product.  We entered into a licensing arrangement with a local distributor and granted the distributor exclusive rights to distribute SnöBar products in South Carolina for a minimum of two years with an aggregate of $500,000 worth of SnöBar products.  The brand was sold by retailers and in resorts, stadiums and other professional arenas.

While we believed we were achieving success in marketing our product, we did not have sufficient working capital to fulfill demand and to adequately market our product. Therefore, we were compelled to stop our Product sales until we identified new and substantial sources of investment.  During this time, we restructured our approach to distribution and scaled back the operating expenditures.

To be more efficient with our sales and customer service, we incorporated a customer relationship management (CRM) system to more efficiently process orders and address customer service needs.  This CRM is able to keep track of sales within the placed accounts and provide critical account data back to our company.

THE MANUFACTURING PROCESS

We are not direct manufacturers.  We license the manufacture of SnöBar Products.

Raw Materials and Other Supplies.  The principal raw materials for the production, storage and aging of distilled products are primarily corn and other grains for whiskies and other spirits, agave for tequila, molasses for rum, and grapes for cognac, sticks for the popsicles and milk and other dairy products for the ice cream. The company does not currently have any long-term supply agreements with third-party suppliers for the purchase of any of raw materials used in our products. From time to time, these raw materials are affected by weather and other forces that may impact production and quality, and, ultimately, their price.

Manufacturing.  Due to the confidentiality of SnöBar ice cream and SnöBar formulas and manufacturing processes, we established a manufacturing agreement with a large frozen dessert manufacturer and packer in Southern California to meet future demand. The Company developed its proprietary technology with a third party co-packer who is also solely responsible for manufacturing all of our Products. The co-packing facility can scale to handle worldwide demand of SnöBar Products. The co-packing facility currently manufactures for such retailers as Trader Joe's and Whole Foods.

Inventory.  We maintain inventory of SnöBar Products with a third-party manufacturer/co-packer and distributors of their Products.  Products that are in inventory may be subject to spoliation, theft, or other hazards that could adversely affect our financial condition, results of operations or business. The ice pops, for example, require refrigeration to a [certain temperature] and if not maintained, may cause the degradation in the Products consistency. Also, consumers may not maintain their freezers at the required 0 to-5F temperatures, which may lead them to believe the ice-pops have partially melted.  In such cases, a consumer may return the ice-pops. IPIC is required to reimburse its distributors and return the Product to inventory or otherwise dispose of the Product. No assurance can be given that individual consumers will be educated in the proper freezing requirements of SnöBar Products.

Ice Cream and Ice Pops; Consumer Attraction.  While the majority of ice cream sales have long been regular-fat products, ice cream manufacturers continue to diversify their lines of frozen desserts to fit into various lifestyles.  However, we believe that most consumers are looking for an indulgence when eating ice creams, which makes SnöBar Products well situated with its ideal formula of two enjoyable products, ice cream and alcohol in an affordable combination.

Alcohol.  The second ingredient in SnöBar ice cream and SnöBar ice pops is alcohol.  The U.S. beverage alcohol market is over $400 billion according to The Distilled Spirits Council of the United States ("Discus.org").  SnöBar alcohol-infused ice cream and ice pop products capitalize on the success of the thriving frozen desserts industry and the successful alcohol beverage industry, making SnöBar ice cream and ice pop Products appealing to consumers.

Distribution.  To scale distribution, SnöBar anticipates partnering with more food, beverage and alcohol distributors. SnöBar Products are primarily sold through direct sales forces to distributors. Product delivery will occur through frozen distribution channels. Transportation of the Product from a manufacturing facility to customers will be handled by third parties contracted with by us. We will use frozen warehouse facilities in Los Angeles, California and Phoenix, Arizona. Accounts in Las Vegas, Nevada and Miami, Florida will be shipped directly to the distributor.

MDG is the sole marketer for SnöBar ice cream and SnöBar ice pops and handles all the marketing and promotion for SnöBar Product line.

SNÖBAR MARKET OPPORTUNITY & STRATEGY

Our business of marketing, licensing and distributing our SnöBar brand depends on our obtaining sufficient capital to fulfill orders.  Many of our industry competitors struggle with this delivery challenge.  We have a proprietary formula that provides a solution to the degradation challenge and coupled with our special manufacturing technique to mass produce alcohol-infused ice cream and ice pops and leverage our production facilities, warehousing, distribution, and merchandising methods differently than our competitors. Our proprietary formulation and manufacturing method stabilizes the alcohol molecules from interacting with ice crystals and milk proteins making it possible to mass-produce a solid alcohol-infused ice cream that has a flavoring system comprising 15% to 20% distilled spirits.  To date, we believe SnöBar alcohol infused ice cream and alcohol infused ice pops are one of the only products of its kind in the U.S.

MARKET RE-ENTRY

We withdrew from marketing and distributing the Product in 2016.

We intend to use a portion of the proceeds of the Offering, after expenses set forth in "Use of Proceeds" section below, to relaunch our Product with sufficient capitalization to execute our business plan for SnöBar brand to be consumed throughout the year with special holiday flavors and promotions planned offering at differing times.  We expect to implement a top down marketing plan where SnöBar Products are placed with larger retailers and then are made available to smaller resellers in each market area.

We believe SnöBar ice cream will be consumed throughout the year with special holiday flavors and promotions. Our strategy includes promoting SnöBar consumption in warm climates, specialty venues, cruise lines, resorts, and other seasonal occasions. We will devote our attention to reestablishing major accounts in four core markets (Southern California, Phoenix, Arizona, Las Vegas, Nevada and Miami, Florida) where we intend to sell into upscale restaurants, resorts, cruise lines and hotels worldwide.  We also intend to negotiate celebrity branding arrangements and Product endorsements.

ACQUIRE OR INVEST IN COMPLIMENTARY FOOD, BEVERAGES AND DISTRIBUTION BUSINESSES

We intend to use a portion of the proceeds of this Offering to acquire and invest in complimentary food, beverage and distribution businesses.  We expect to devote substantial attention to acquisitions that may be synergetic with SnöBar brand.  We expect to improve and grow the acquired businesses over the long term through growing sales and distribution and by identifying and implementing economic efficiencies.

We have currently identified several complimentary food, beverage and distribution businesses that meet our acquisition criteria. Our criteria's are companies with positive cash flow, good revenue stream and big potential for upside and future growth.

No assurance can be given that our business plan, as stated above, if executed, will be successful and even if it is successful, will return the investment or make a profit.

EMPLOYEES

As of April 30, 2017, four (4) executives manage the Company's affairs and operations.  The team is made-up of

Shannon Masjedi, President and Chief Executive Officer, founder and product inventor (age 45).  Ms. Masjedi has experience in the retail food and beverage industry.

Frank Igwealor, Chief Financial Officer (age 45).  Mr. Igwealor has substantial experience as accounting and finance executive with private and public companies.

Eddie Masjedi, Executive Manager and Business Development (age 46).  Mr. Masjedi has experience within the manufacturing and distribution arena.

Marc Shenkman, Chairman of the Board (age 56).  Mr. Shenkman has experience within the finance arena.

Our Financial Condition

WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO INDEPENDENTLY FINANCE OUR INVESTMENTS AND ACQUISITIONS. WE INTEND TO RELY ON OUTSIDE SOURCES OF FINANCING FOR MOST OF OUR ACQUISITIONS ACTIVITIES. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to identify and acquire great but undervalued businesses. We believe going public and sharing the benefits of our business model with public investors gives us access to a larger pool of capital from either stock issuances, bond issuances, stock-as-currency and other financial benefits of being a publicly traded company.

Risks Related to Our Business

Our business is subject to numerous business, financial, regulatory and other risks of which investors should be aware and carefully consider before making an investment decision.

One of the specific risks associated with our business model is the risk associated with the use of leverage (borrowing) to enhance returns.  To generate enhanced returns on our investments, we intend to employee significant leverage on our balance sheet.  We anticipate that our debt-to-equity ratio will eventually rise to levels that could equal or exceed 3:1 to 4:1.  Wherever we are able, we intend to utilize up to 100% debt to facilitate our mergers and acquisition transactions.  This strategy presents greater risk that is typically associated with the use of substantial leverage, including affecting the credit ratings that may be assigned to our debt by rating agencies should we issue bonds.  These risks are discussed more fully in the section of this Prospectus titled "Risk Factors", which begins on page 18 of this Offering.

Information Regarding our Capitalization

As of December 31, 2016, we had 27,297,364 shares of our common stock (the "Shares") with par value $0.001 per share, issued and outstanding.

Common Stock.  Shares were authorized on October 22, 2012 for up to 100,000,000 shares, par value $0.001 per share.  Shareholders have one vote per Share.  As of December 31, 2016, there were 27,297,364 issued and outstanding Shares.

Preferred Stock.  Series E Preferred Stock were authorized October 22, 2012 for up to 10,000,000 shares.  Under the rights, preferences and privileges of the Series E Preferred Stock, the holders of the preferred stock receive a 10 to 1 voting preference over the Shares. Accordingly, for every share of Series E Preferred Stock held, the holder received the voting rights equal to 10 Shares of the Shares.  The Series E Preferred Stock is not convertible into any other class of stock of the Company and has no preferences to dividends or liquidation rights. As of December 31, 2016 there were 1,000,000 shares of Preferred Class E Stock issued and outstanding.

THE OFFERING

The following is a brief summary of this Offering. Please see the "Plan of Distribution" section for a more detailed description of the terms of the offering.

Common Stock Outstanding before this Offering:	27,297,364 shares
Common Stock Offered by PACV:	3,000,000 shares
Total Offering:	3,000,000 shares
Common Stock Outstanding after this Offering:	30,297,364 shares
Use of Proceeds:
We intend to use approximately 60% of the net proceeds from this Offering for the acquisition of the businesses we believe will be complementary to our business.  We intend to use approximately 40% of the proceeds towards SnöBar Product distribution including inventory, raw materials and packaging, among other things.  No assurance is given that the anticipated percentages or use of proceeds will actually occur or meet the goals previously set forth.  See "Use of Proceeds" for additional information.

Minimum number of shares to be sold in this Offering:	None.
Offering Period:	The offering will conclude when all 3,000,000 Shares have been sold or 24 months after this becomes effective with the SEC.
Termination of the offering
The offering will conclude when all 3,000,000 Shares have been sold or 24 months after this Offering becomes effective with the SEC.  We may, at our discretion, extend the offering for an additional twelve (12) months.

Terms of the offering	We will sell the SEC offered after the SEC has declared this registration statement effective.
Trading Market:	Our shares are quoted by the OTC Markets Group under the symbol "PACV." On April 30, 2017, the closing price of our common stock was $1.00 per share.
Risk Factors:	The Shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 18.

The offering price of the Shares bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.  You should rely only upon the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Offering prospectus. The Selling Security Holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus, or of any sale of the common stock.

SUMMARY OF HISTORICAL FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements for the periods stated.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes thereto and other financial information included elsewhere in this Prospectus.

We derived the balance sheet data and operating data for the years ended December 31, 2016 and 2015 from our audited consolidated financial statements included elsewhere in this Prospectus. The balance sheet data and operating data for the twelve months ended December 31, 2016 has been derived from our audited financial statements included elsewhere in this Prospectus. We have prepared the audited financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and have included all adjustments, consisting only of normal recurring adjustments that, in our opinion, are necessary to state fairly the financial information set forth in those statements. Our historical results are not necessarily indicative of the results we expect in the future, and our interim results should not necessarily be considered indicative of results we expect for the full year or any other period.

	Year ended December 31,
Balance Sheet Data:	2016	2015
Current assets	$27,767	$3,730
Total assets	59,605	39,561

Total liabilities	1,646,590	1,427,661
Shareholders' equity	$(1,586,984)	$(1,388,100)

Operating Data:
	Year ended December 31,
	2016	2015
Revenues	$4,763	$255,213
Operating expenses	373,846	192,896
Net loss	(487,089)	(64,552)
Net loss per share per common share – basic and diluted (27,297,364 and 25,799,031)	(0.01784)	(0.00250)
Weighted average number of shares outstanding – basic and diluted	$27,297,364	$25,799,031

Important Information – No Required Minimum Amount of Shares Must be Sold

There is no required minimum amount of Shares that must be sold in this Offering.  As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds we will receive from this Offering.  If we sell only a few Shares, potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to start/sustain operations; and
•	has none, limited, volatile, and sporadic trading market for its common stock.

This should be considered a substantial risk of investment, taken together with the "Risk Factors" section presented in this Prospectus starting on page 18.

Rule 405 – "Shell Company"

We are not a "shell company" as defined by Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), and therefore the registration statement need not comply with the requirements of Rule 405 of the Securities Act, as amended, and Rule 12b-2 of the Exchange Act of 1934, as amended.  Securities Act Rule 405 and Exchange Act Rule 12b-2 define a Shell Company as a company, other than an asset-backed issuer, with no or nominal operations; and either:

•	no or nominal assets;
•	assets consisting of cash and cash equivalents; or
•	assets consisting of any amount of cash and cash equivalents and nominal other assets.

None of the above definition applies to PACV.  Since September 25, 2015, PACV and its stockholders entered into a share exchange agreement with SnöBar pursuant to which PACV acquired 100% of the issued and outstanding shares of SnöBar's Class A and Class B common stock in exchange for 22,500,000 restricted shares of PACV common stock while simultaneously issuing 2,500,000 shares of PACV's restricted common stock to certain other persons.

Rule 419 – "Blank Check Company"

We are not a "blank check company" as defined by Rule 419 of the Securities Act of 1933, as amended, and therefore the registration statement need not comply with the requirements of Rule 419.  Rule 419 defines a "blank check company" as a company that:

(1) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(2) is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

We are not a development stage company because we have been in operation for a while and have significant assets and liabilities.  As noted in our consolidated financial statements, from our past operations, we had an accumulated stockholders' deficit of approximately $5,357,734 and recurring losses from operations as of December 31, 2016. We also had a working capital need of approximately $944,645 as of December 31, 2016.

RISK FACTORS

We are subject to financial, operational and risks generally associated with development stage enterprises.  We have sustained financial losses since we began our business and we will require substantial additional financing to fund our development activities and support our business operations for some time.  We also intend to seek additional debt financing. We may be unable to obtain such financing.  The following risks list some, but not all, of the material risks involved you should carefully consider before investing in the Company because an investment in our Shares (whether shares or otherwise) involves an exceptionally high degree of risk and is extremely speculative in nature. If any one or more of the following risks occur, our business, operating results and financial condition would likely be seriously harmed and you could lose all or part of your investment. In addition to the other information regarding us contained in this Offering prospectus, you should consider many important factors in determining whether to purchase the Shares ofOCIATED WITH OUR COMPANY AND INDUSTRY

1. We have a history of operating losses and we may not be able to manage our future businesses on a profitable basis.

We have a history of operating losses and may not achieve or sustain profitability ever. Marketing costs associated with research and development and product placement are substantial, among other costs.  We cannot and do not guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company's business, including our ability to raise additional funds.  Our Management is responsible for managing routine Company operations and strategic planning associated with our current and future businesses, subject to the oversight of our Board of Directors. If we do not develop effective systems and procedures, including accounting and financial reporting systems, to manage our operations as a consolidated public company, we may not be able to manage the combined enterprise on a profitable basis, which could adversely affect our ability to pay distributions or dividends to our shareholders.

2. An investment in the Shares offered herein is highly risky and could result in a complete loss of your investment if we unsuccessfully execute in our business plan.

As noted in our consolidated financial statements, as of December 31, 2016, we had an accumulated stockholders' deficit of approximately $5,357,734 and recurring losses from operations.  We experienced a working capital deficit of approximately $944,645, as of December 31, 2016.  We intend to fund our immediate and long term operations by raising additional capital through debt financing, equity issuances and other related activities.  These efforts may be insufficient to fund our capital expenditures, working capital or other cash requirements for the year ending December 31, 2017 and beyond.  The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our strategic business plan of promoting our Product or acquiring complimentary businesses that could generate positive operating results.

The above factors, among others, raise substantial doubt about our ability to continue as a going concern. The audit report for the fiscal years ended December 31, 2016 and 2015 expresses substantial doubt as to our continuance as a going concern. Our prospects of becoming a profitable company must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into our industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to secure adequate financing for our acquisitions and investments and increase the sales of our Product, identify attractive targets, attract managerial talents and produce effective business-turnaround models for the businesses we acquire. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with our business.

We cannot and do not guarantee we will be successful in realizing revenues or in achieving or sustaining positive cash flow. Any such failure could result in the possible closure and wind-up of PACV, its affiliates and their respective businesses or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Shares you purchase in this Offering Prospectus.

3. A worsening of economic conditions or a decrease in consumer spending may adversely impact our ability to implement our business strategy.

We believe our success depends on discretionary consumer spending, which spending is influenced by, among other things, general economic conditions and the availability of consumer discretionary income. There is no certainty regarding economic conditions in the United States.  Credit and financial markets and consumer confidence in economic conditions could deteriorate at any time. There are political risks associated with the new United States Presidential administration that impact economic and tax policy which could diminish consumer confidence and spending trends. We may experience declines in revenue during any period of economic turmoil or uncertainty. Any decline in the amount of consumer discretionary spending, heightened consumer selectivity or otherwise, could have a material adverse effect on our revenue, results of operations, business and financial condition.

4. We seek to market and advertise alcohol infused frozen products and may not be able to accomplish our goal.

A key feature of our growth strategy is to restart and substantially increase our marketing, advertising and distribution of alcohol infused frozen products.  Execution of this strategy presents significant challenges and subjects our business to significant risks.  For example, we face substantial competition in these areas, and do not have as extensive a history of operating in these areas as some of our competitors, we have a limited staff, among other things.  If we are unsuccessful, our ability to grow our business could be significantly limited.

5. The alcohol and dessert industries are highly competitive and if we are unable to compete successfully, our business will be harmed.

The alcoholic beverage and dessert industry are highly competitive. If we are unable to compete successfully against current or future competitors in such industries, our revenues, margins and market share could be adversely affected, any of which could significantly harm our business, operating results or financial condition.

6. The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are obligated to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of this compliance are substantial and may preclude us from seeking financing or equity investment on acceptable terms. We estimate these costs will be at least $150,000 for FY 2017 and may be greater in future years and if our business volume and activity increases.  Our estimate of costs do not include the necessary compliance, documentation and reporting requirements for Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $75 million in market capitalization.  If our revenues are insufficient, and/or we cannot satisfy many of these costs through the issuance of our shares, we may be unable to satisfy these costs in the normal course of business that would result in our being unable to continue as a going concern.

7. If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our share price and trading volume could decline.

The trading market for our common stock may be impacted, in part, by the research and reports that securities or industry analysts publish about our business or us. Our common stock is not currently followed by any financial analyst nor is there a trading market made for our common stock. If we eventually are followed by analysts, if one or more analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline. There can be no assurance that analysts will ever cover us or our business segment, continue to cover us once begun or provide favorable coverage of us, the Shares or any of our securities. If our stock is rated, if one or more analysts downgrade our stock or changes their opinion of our stock, our Share price may decline.

8. Having only three directors limits our ability to establish effective independent corporate governance procedures.

We have only three directors who also serve as Company's officers and no employees. We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole.  Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance. Our CEO has control of PACV, among other things, to determine her own level of compensation and otherwise control the Company because of her Series E Preferred Stock holdings.  Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our CEO's decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

9. Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management. Our Management has limited depth and breadth of experience in the consumer alcohol and food and beverage industry.  We currently do not have any employment agreements with key Management, which are used as a method of retaining the services of key personnel.  These agreements do not guarantee us the continued services of such employees. We anticipate our executive officers will enter into employment agreements in 2017.  The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on projects and could have an adverse impact on our client and industry relationships as we build those relationships, our business, operating results or financial condition.

10. We frequently hire individuals and companies on a project-by-project basis because we have limited staff and expect to continue to engage skilled and qualified personnel as our business expands and if we are unable to attract or continue to attract and retain qualified personnel our business will be adversely affected.

Our success depends on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel familiar with distribution and finance, the food industry and distilled spirits. We expect keen competition for personnel with the specialized creative and technical skills needed to create products and further enhance and develop our Product and provide our services.  We hire individuals to assist us on a project-by-project basis.  Individuals who work on one or more projects for us may not be available to work on future projects, which impedes our efficient operations. If we have difficulty identifying, attracting, hiring, training and retaining qualified personnel, or incur significant costs to do so, our business and financial results could be negatively impacted.

11. Risks associated with commodity price volatility and energy availability could adversely affect our business.

We engage third parties to manufacture our Products.  We have no control over our co-packers and or other manufacturers in the manufacturing or distribution process. Through these third party manufactures, we are exposed to product liability risk and risks associated with commodity price volatility arising from supply commodities, like corn and other grains, molasses, grapes, popsicle sticks and plastic wrapping for the production, packaging and distribution of our Products in addition to geopolitical and economic variables, weather, and other unpredictable factors. Increases and volatility in the prices of these commodities, as well as products sourced from third parties and energy used in making, distributing and transporting our Products, could increase the manufacturing and distribution costs of our Products. We continually evaluate our organizational productivity and supply chains and assess opportunities to reduce costs and have previously mitigated the impact of these cost increases through enhancing quality, speed and flexibility to meet changing and uncertain market conditions and pricing adjustments.  However, there is no assurance that we will be able to take the actions necessary to, among other things, offset such cost increases in the future.

12. We rely on the performance of wholesale distributors and other marketing arrangements and could be adversely affected by consolidation, poor performance or other disruptions in our distribution channels and customers.

Our Products are sold primarily through wholesale distributors for resale to retail outlets. The replacement, poor performance or financial default of a major distributor or one of its major customers could adversely affect our business. Industry consolidation could also adversely affect our margins and profitability. Though large customers can offer efficiencies and unique opportunities, they can also seek to make significant changes in their volume of purchases, represent a large number of competing products, negotiate more favorable terms and seek price reductions, which could negatively impact our financial results.

13. If we are unable to provide future officers with sufficient equity interests in our business to the same extent or with the same tax consequences as our existing officer, we may not be able to retain or motivate key personnel or hire qualified personnel.

We are very thinly staffed.  Our staff consists of our Board of Directors and investors.  When we do hire more employees, our philosophy is to recognize that our employees and key personnel are our most important asset and our success will be highly dependent upon their efforts and commitment and other professionals. Our future success and growth will depend to a substantial degree on our ability to retain and motivate our officers, senior managers and other key personnel and to strategically recruit, retain and motivate new talented personnel, including new officers.

Following this Offering, we might not be able to provide future officers with sufficient equity interests in our business to the same extent or with the same tax consequences as our existing officers. To recruit and retain existing and future officers, we may need to increase the level of compensation we pay them, which would cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability. In addition, issuance of equity interests in our business to future officers would dilute existing public shareholders' stake in the Company.

If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain this culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations.

14. Because we intend to make equity awards to all of our employees on an ongoing basis following this Offering, these equity awards to employees will be dilutive to the book value of investors' shares of our common stock.

We intend to make equity awards to all of our employees on an ongoing basis.   "Dilution" represents the difference between the offering price of the Shares being offered pursuant to this Prospectus and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets.

15. Our operating results may fluctuate significantly, which may cause the market price of our common stock to decrease significantly.

Our operating results may fluctuate for many reasons and factors, many of which are outside of our control. As a result of these fluctuations, financial planning and forecasting may be more difficult and comparisons of our operating results on a period-to-period basis may not be meaningful. You should not rely on our annual and quarterly results of operations as any indication of future performance. Each of the risk factors described in this "Risks Related to Our Business" section, and the following factors, may affect our operating results:

•	our ability to continue to attract customers, buyers for our services and products;

•	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure;

•	our focus on long-term goals over short-term results;

•	general economic conditions and those economic conditions specific to our industry;

•	changes in business cycles that affect the markets in which we sell our products and services; and

•	geopolitical events such as war, threat of war or terrorist actions.

In response to these fluctuations, the value of our common stock could decrease significantly in spite of our operating performance. In addition, our business and the alcoholic beverage business, has historically been cyclical and seasonal in nature, reflecting overall economic conditions as well as client budgeting and buying patterns.

The cyclicality and seasonality in our business could become more pronounced and may cause our operating results to fluctuate more widely.

16. We have a five year history of losses, have generated limited revenue to date and may continue to incur financial losses in the future.

Our history of losses extends back five years and we have generated limited revenue to date. We expect to continue to incur losses for the foreseeable future. If we cannot become profitable, our financial condition will deteriorate and we may be unable to achieve our business objectives, including without limitation, having to cease operations and close the Company due to a lack of capital.

17. We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not available may require us to delay, scale back or cease our marketing or product development activities and operations.

We will require substantial additional capital to continue our Product marketing and acquisition strategy and development of new flavors and products. Raising funds in the current economic climate may be difficult and additional funding may not be available on acceptable terms, or at all.  The amount and timing of our future funding requirements, both near-term and long-term, will depend on many factors, including, but not limited to:

•	our need to expand our research and development activities, including the hiring of additional employees;

•	the costs of licensing, acquiring or investing in complimentary businesses, products, product candidates and technologies;

•
our ability to maintain, expand and defend the scope of our intellectual product portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any intellectual property rights;

•	the effect of any competing technological or market developments;

•	the need to implement additional internal systems and infrastructure, including financial and reporting systems;

•	the economic and other terms, timing of and success of our co-branding, licensing, collaboration or marketing relationships into which we have entered or may enter in the future.

Some of the factors above are outside of our control. We believe we will require additional capital to expand the marketing of our alcohol-infused popsicles and ice cream throughout the United States. Such additional fundraising efforts may distract our Management from daily operational, management and other activities, which may adversely affect our ability to develop and market our alcohol-infused products. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or marketing of one or more of our products or product candidates or curtail our operations, which will have a material adverse effect on our business, operating results and prospects.

18. We may sell additional equity or debt securities or enter into other arrangements to fund our operations, which may result in dilution to our stockholders and impose restrictions or limitations on our business.

Additional funding may be a mix of equity offerings, debt-financings, or other third party fundings or other collaborations, strategic alliances or licensing arrangements. These financing activities may have an adverse impact on our stockholders' rights as well as our operations. For instance, any debt financing may impose restrictive covenants on our operations or otherwise adversely affect the holdings or the rights of our stockholders. In addition, if we seek funds through arrangements with partners, these arrangements may require us to relinquish rights to some of our technologies, products or product candidates or otherwise agree to terms unfavorable to us.

19. Acquisitions of companies in our industry and related industries could result in operating difficulties, dilution to our stockholders and other consequences harmful to us.

Our business strategy includes pursuing strategic and complimentary business acquisitions and investments.  We may not be able to consummate such acquisitions or investments, which could adversely impact our growth.  If we do consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

•	increased expenses due to transaction and integration costs;

•	potential liabilities of the acquired businesses;

•	potential adverse tax and accounting effects of the acquisitions;

•	diversion of capital and other resources from our existing businesses;

•	diversion of our management's attention during the acquisition process and any transition periods;

•	loss of key employees of the acquired businesses following the acquisition; and

•	inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Our evaluations of potential acquisitions may not accurately assess the value or prospects of acquisition candidates, and the anticipated benefits from our future acquisitions may not materialize. In addition, future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, including our common stock, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition.

20. We may not be able to successfully fund future acquisitions of new businesses due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy.

To complete future acquisitions, we intend to raise capital primarily through debt financing at the PACV level, additional equity offerings, the sale of equity or assets of our businesses, offering equity in the Company or our businesses to sellers of target businesses or by undertaking a combination of any of the above.  We cannot predict the timing and size of acquisitions and we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow at the PACV level. The sale of additional common shares will also be subject to market conditions and investor demand for the common shares at prices that may not be in the best interest of our shareholders. These risks may materially adversely affect our ability to pursue our acquisition strategy.

21. We may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

We may change our business strategy anytime without the consent of our shareholders.  Such action may result in our acquiring businesses or assets that are different from, and possibly riskier than, the business strategy described in this Prospectus. A change in our business strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and profitability.

22. We cannot predict the effect that rapid changes in consumer taste may have on our business or industry.

The alcoholic beverage and dessert industries are rapidly evolving areas primarily due to changing consumer preferences and technological developments. The rapid growth of technology and shifting consumer tastes prevent us from being able to accurately predict the overall effect that changing consumer preferences may have on our potential revenue and profitability.  If we are unable to develop and effectively market new products that adequately or competitively address the needs of these changing consumer preferences, it could have an adverse effect on our business and growth prospects.

23. In the future, we will seek to enter into a credit facility to help fund our acquisition capital and working capital needs. This credit facility may expose us to additional risks associated with leverage and may inhibit our operating flexibility and reduce cash flow available for distributions to our shareholders.

Following consummation of the offering and the identification of a platform acquisition, we will seek to enter into a credit facility with a third party lender. Our proposed third-party credit facility will likely require us to pay a commitment fee on the undrawn amount. Our proposed third-party credit facility will contain a number of affirmative and restrictive covenants.

If we violate any such covenants, our lender could accelerate the maturity of any debt outstanding and we may be prohibited from making any distributions to our shareholders. Such debt may be secured by our assets, including the stock we may own in businesses that we may acquire in the future and the rights we have under intercompany loan agreements that we may enter into in the future with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we may acquire in the future and distributed or paid to our company. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

24. Changes in regulatory standards could adversely affect our business.

Our business is subject to extensive domestic and international regulatory requirements regarding distribution, production, labeling, and marketing. Changes to regulation of the alcohol industry could include increased limitations on advertising and promotional activities or other non-tariff measures that could adversely impact our business. In addition, we face government regulations pertaining to the health and safety of our employees and our consumers as well as regulations addressing the impact of our business on the environment, domestically as well as internationally. Compliance with these health, safety and environmental regulations may require us to alter our manufacturing processes and our sourcing. Such actions could adversely impact our results of operations, cash flows and financial condition, and our inability to effectively and timely comply with such regulations could adversely impact our competitive position.

25. Changes in excise taxes, incentives and customs duties related to products containing alcohol could adversely affect our business.

Products containing alcohol are subject to excise taxation in many markets at the federal, state and/or local level. Any increase in federal, state or local excise taxes could have an adverse effect on our business by increasing prices and reducing demand, particularly if excise tax levels increase substantially relative to those for beer and wine. In addition, products containing alcohol are the subject of customs duties in many countries around the world. An unanticipated increase in customs duties in the markets where we may sell our products could also adversely affect our results of operations and cash flows.

26. Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter. Some of the policies that we generally maintain include general liability, automobile and property insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. In addition, we do not know if we will be able to obtain and maintain coverage for the business in which we engage. No assurance can be given that an insurance carrier will not seek to cancel or deny coverage after a claim has occurred. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition and business results.

27. There are significant potential conflicts of interest.

Our officers are required to commit time to our affairs and, accordingly, may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, they may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may be conflicts of interest in determining to which entity a particular business opportunity should be presented. To resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.  No assurance is given that our efforts to eliminate the potential impact of conflicts of interest will be effective.

28. Certain policies and procedures implemented to mitigate potential conflicts of interest and address certain regulatory requirements may reduce the synergies across our various businesses.

Because we intend to expand our operations into various lines of businesses we will be subject to a number of actual and potential conflicts of interest and subject to greater regulatory, including antitrust oversight, than that to which we would otherwise be subject if we plan to operate just one line of business. In addressing these conflicts and regulatory requirements across our various businesses, we intend to implement certain policies and procedures (for example, information walls) that may reduce the positive synergies that we could cultivate across these businesses.

29. We face potential product liability claims and, if successful claims are brought against us, we may incur substantial liability costs. If the use of our products harms customers or third parties, or is perceived to harm such persons even when such harm is unrelated to our products, our regulatory approvals could be revoked or otherwise negatively impacted and we could be subject to costly and damaging product liability claims.

The sale and use of our Products exposes us to the risks of product liability claims notwithstanding our Products are manufactured by third parties and the ingredients are sourced by third parties. Product liability claims may be brought against us by consumers or other third parties. In addition, there is a risk that the use of our products could cause our customers to have an adverse health event. If we cannot successfully defend our product liability claims, we could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, Product liability claims may result in: impairment of our business reputation; costs due to related litigation; distraction of management's attention from our primary business; substantial monetary awards to customers or other claimants; the inability to commercialize our Products; and/or decreased demand for our Products.

We carry product liability insurance supplemented by an umbrella insurance policy of $3,000,000 million per occurrence and $5,000,000 million aggregate limit. We believe our product liability insurance coverage as supplemented by our umbrella insurance policy is sufficient in light of our current financial condition; however, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability.

30. Our revenue may be adversely affected if we fail to protect our proprietary technology or fail to enhance or develop new technology.

We depend on our proprietary technology to develop and produce all of our Products.  With respect to our proprietary technology, we rely on a combination of copyright and trade secret protection and non-disclosure agreements to establish and protect our proprietary rights. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

We intend to enter into non-disclosure or license agreements with our employees, consultants and vendors, and generally control access to and distribution of proprietary software, technology and other proprietary information.  We do not have employees currently.  Despite these precautions, we may not prevent misappropriation of our information and our non-disclosure and license agreements may not be enforceable.

In addition, we may be required to litigate in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have an adverse effect on our business and/or our operating results.

31. We rely on a third party co-packer, with whom we co-pack our proprietary freezing technology to manufacture our alcohol infused frozen products.

We developed its proprietary technology with a third party who is also solely responsible for manufacturing all our Products. We are subject to all of the risks inherent in relying upon a third party for manufacturing all of our products, including the fact that the manufacturer only has facilities in Southern California and is subject to the risk of earthquakes and other disasters. We do not have any other supplier for our Products and if anything were to happen to this supplier, including such supplier's business failure, our own business could be materially adversely affected.

32. We may occasionally become subject to commercial disputes that could harm our business.

As we move ahead with our business plan, we may become engaged in disputes regarding our commercial transactions. These disputes could result in monetary damages or other remedies that could adversely impact our financial position or operations. Even if we prevail in these disputes, they may distract our management from operating our business.

33. Employee misconduct could harm us by impairing our ability to attract and retain clients and subjecting us to significant legal liability and reputational harm.

There is a risk that employees could engage in misconduct that adversely affects us and our business. We may be subject to a number of obligations and standards arising from our business. If an employee were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be adversely affected.

34. Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;
•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

We will rely on the use of outside professionals to assist us in maintaining our internal controls who we intend to engage on an independent contractor basis. With growth or unmanageable increases in our business plan objectives, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company's business, financial condition, results of operations and future prospects. Investors relying upon this misinformation may make an uninformed investment decision with regards to an investment in our common stock.

35. Our business is subject to the risks of earthquakes, fires, floods, power outages and other catastrophic events, and to interruption by manmade problems such as terrorism. A disruption at our production facility could adversely impact our results of operations, cash flows and financial condition.

All our Products will be produced in one location in Southern California. A significant natural disaster, such as an earthquake, fire or a flood or a significant power outage could have a material adverse impact on our business, financial condition or operating results. If there were a catastrophic failure at our major production facility, our business would be adversely affected. The loss of a substantial amount of inventory – through fire, other natural or man-made disaster, contamination, or otherwise – could result in a significant reduction in supply of the affected product or products. If we experienced a disruption in the supply of our products, our business could suffer. A consequence of any of these supply disruptions could be our inability to meet consumer demand for the affected products for a period of time. In addition, there can be no assurance that insurance proceeds would cover the replacement value of our Products or other assets if they were to be lost. In addition, if a catastrophe such as an earthquake, fire, flood or power loss should affect one of the third parties on which we rely, our business prospects could be harmed. Moreover, acts of terrorism could cause disruptions in our business or the business of our third-party service providers, partners, customers or the economy as a whole.

36. Others may assert intellectual property infringement claims against us.

We use alcohol products from other companies in the making of our alcohol infused frozen desserts. Infringement or misappropriation claims (or claims for indemnification resulting from such claims) against us may be asserted or prosecuted, regardless of their merit, and any such assertions or prosecutions may adversely affect our business and/or our operating results. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources relating to the defense of such claims, which could have an adverse effect on our business and/or our operating results. If any claims or actions are asserted against us, we may seek to obtain a license of a third-party's intellectual property rights; however, under such circumstances such a license may not be available on reasonable terms or at all.

37. Future tax law changes and/or interpretation of existing tax laws may adversely affect our effective income tax rate and the resolution of unrecognized tax benefits.

We are subject to income taxation in the U.S. It is possible that future income tax legislation may be enacted that could have a material impact on our income tax provision. We believe that our tax estimates are reasonable and appropriate, however, there are inherent uncertainties in these estimates. As a result, the ultimate outcome from any potential audit could be materially different from amounts reflected in our income tax provisions and accruals. Future settlements of income tax audits may have a material effect on earnings between the period of initial recognition of tax estimates in the financial statements and the timing of ultimate tax audit settlement.
38. Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders.

Provisions in our charter and other governing documents, as well as provisions of Delaware law, could make it more difficult for a third-party to acquire us, even if doing so would benefit our stockholders.

39. Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Some foreign companies, including some that may compete with our Company, may not be subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in countries in which we conduct our business. However, our employees or other agents may engage in conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

40. Provisions in our corporate charter documents and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation, bylaws and other documents and instruments may discourage, delay or prevent a merger, acquisition or other change in control of PACV or its affiliates that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your Shares. These provisions could limit the price that investors may be willing to pay for our Shares of common stock, thereby depressing the market price of our Shares of common stock. In addition, because our board of directors is responsible for appointing Management, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

41. Historical financial statements may not be reflective of our future results of operations, cash flows, and financial condition.

Although we believe that you have been provided access to all material information necessary to make an informed assessment of our assets and liabilities, financial position, profits and losses and prospects, historical financial statements do not represent what our results of operations, cash flows, or financial position will be in the future.

RISKS ASSOCIATED WITH OUR COMMON STOCK

42. Our common stock is quoted on the OTCQB, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB, which is a significantly more limited trading market than the New York Stock Exchange, or the NASDAQ Stock Market.  Our common stock is quoted by the OTC Markets Group under the symbol "PACV." On March 31, 2017, the closing price of our common stock was $1.00 per share.  The quotation of the Company's Shares on the OTCQB may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.
43. There is limited liquidity on the OTCQB, which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

44. There currently is only a minimal public market for our common stock. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares of our commons stock.

There currently exists a minimal public market for Shares of our common stock and an active market may never develop. Our Shares are quoted on the OTCQB operated by the OTC Market's Group, Inc. under the symbol "PACV". We may not ever be able to satisfy the listing requirements for our common stock to be listed on any stock exchange, including the trading platforms of the NASDAQ Stock Market which are often more widely-traded and liquid markets. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders' equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our common stock listed.

45. The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your Shares of our common stock at or above your purchase price, which may result in substantial losses to you.

The market for our Shares of common stock is characterized by significant price volatility when compared to seasoned issuers.  We expect our Share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors including, as noted above, our Shares of common stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our Product and future products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

46. Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

RISKS ASSOCIATED WITH THIS OFFERING

47. The Company is selling the Shares offered in this Prospectus without an underwriter and may not be able to sell all or any of the Shares offered herein.

The Shares being offered pursuant to this Prospectus are being offered on our behalf by our officers on a direct primary best efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this Offering Prospectus. Consequently, there is no guarantee that we, through our officers, could sell all, or any, of the common shares offered hereby. The sale of just a small number of shares could increase the likelihood that no market would ever develop for our Shares of common stock.

48. Since there is no minimum for our offering, if only a few persons purchase shares they could lose their money without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by us in pursuant to this Prospectus, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our Shares. Without a public market for our Shares, the limited number of Shares that we may be able to sell could be highly illiquid or unable to be sold to any other potential investor(s). In such an event, it is highly likely that the entire investment by an investor in our common stock would be lost.

49. Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (100,000,000) shares but unissued (52,000,000) shares assuming the sale of 3,000,000 shares in this Offering. In addition, if active trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will certainly result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that this dilution may be material.

50. The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management's ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management's ability to maintain control of our Company.

51. The offering price of our common stock has been determined arbitrarily.

The price of the Shares of our common stock in this Offering Prospectus have not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of the offering price as determined by Management. As a result, the price of the Shares of common stock in this Prospectus may not reflect the value perceived by the market. There can be no assurance that the Shares offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

52. Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage enterprise, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on February 15, 2012. We have no demonstrable operations record, on which you can evaluate our business and prospects. We have not restarted our business operations. As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues. We cannot guarantee that we will be successful in accomplishing our objectives.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this Prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

53. Participation is subject to risks of investing in micro capitalization companies.

We believe that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

54.  The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our common stock is quoted by the OTC Markets Group under the symbol "PACV." On March 31, 2017, the closing price of our common stock was $1.00 per share.  The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share. Penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board (which is a facility of FINRA) or OTC Link LLC (which is owned by OTC Markets Group, Inc., formerly known as Pink OTC Markets Inc.).

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. To approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, before any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor before the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our Shares and other securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

55. The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

56. The application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs before satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding (253,580 shares of common stock as of the date of this Report); or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

57. Our principal stockholder, director and executive officer (CEO), owns a large percentage of our voting stock and Series E Preferred Stock, which allows her to exercise significant influence over matters subject to stockholder approval.

Our principal stockholder, director and CEO owns 15,864,639 shares of our Common Stock and 1,000,000 shares of Series E Preferred Stock (equivalent to 10 votes per share of our common stock).  Because of such ownership interest, our CEO is assured of control over the outcome of our corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. Our CEO may delay or prevent a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, even if such a change of control would benefit our other shareholders. This significant concentration of stock and voting ownership may adversely affect the value of our common stock due to investors' perception that conflicts of interest may exist or arise.

58. We do not intend to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes.  Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant.   Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.  Investors seeking cash dividends should not purchase our common stock.

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

(1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

60. Investment Risks

An investment in our Shares involves substantial risks and uncertainties. Some of the more significant challenges and risks include those associated with our susceptibility to conditions in the global financial markets and global economic conditions, the volatility of generating revenue, net income and cash flow, our dependence on our founders and other key senior managing directors and our ability to retain and motivate our existing senior managing directors and recruit, retain and motivate new senior managing directors in the future. Our common stock is quoted by the OTC Markets Group under the symbol "PACV." On March 31, 2017, the closing price of our common stock was $1.00 per share.  As a result of the trading of our securities on the over-the-counter market, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

61. Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our CEO is not an independent director, we do not currently have independent audit or compensation committees. As a result, our CEO has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

62. Potential liabilities and costs from litigation and other legal proceedings could adversely affect our business.

From time to time we may be subject to various lawsuits, claims, disputes and investigations in the normal conduct of our operations. These include, but are not limited to, commercial disputes, including purported class actions, employment claims, actions by tax and customs authorities, and environmental matters. Some of these legal proceedings may include claims for substantial or unspecified damages. It is possible that some of the actions could be decided unfavorably and could adversely affect our results of operations, cash flows or financial condition. In addition, because litigation and other legal proceedings can be costly to defend, even actions that are ultimately decided in our favor could have a negative impact on our results of operations and cash flows.

63. Historical financial statements may not be reflective of our future results of operations, cash flows, and financial condition.

Although we believe that you have been provided access to all material information necessary to make an informed assessment of our assets and liabilities, financial position, profits and losses and prospects, historical financial statements do not represent what our results of operations, cash flows, or financial position will be in the future. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

FORWARD LOOKING STATEMENTS

Information in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes," "outlook," "potential," "continues," "will," "seeks," "approximately," "predicts," "intends," "plans," "could," "possibly," "probably," "anticipates," "estimates," "projects," "expects," "may," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The matters herein constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our lack of operating history;

•	our current and future capital requirements and our ability to satisfy our capital needs through financing transactions or otherwise;

•	our ability to maintain our relationships with key partners including banks and lenders;

•	our ability to attract and retain talented senior managers;

•	our ability to internally develop new models that incorporate the ongoing industry dynamism;

•	interpretations of current laws and the passages of future laws; and

•	acceptance of our business model by investors.

Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.  Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under "Risk Factors". These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about our company include financial projections and future estimates and expectations about our company's business. The projections, estimates and expectations are presented in this Prospectus only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our company management's own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.  Potential investors should not make an investment decision based solely on our company's projections, estimates or expectations.

USE OF PROCEEDS

We intend to use approximately sixty percent (60%) of the net proceeds from this Offering for the acquisition of the new businesses, technologies or other assets pursuant to our "twelve months plan of operation" described in this Prospectus.  Approximately, forty percent (40%) of net proceeds of this Offering are expected to be used for our Product inventory, raw materials, packaging among other items.  The following table sets forth the uses of proceeds assuming the sale of 10% or 100%, respectively, of the Shares offered in this Prospectus. There is no assurance that we will raise the full $1,500,000 as anticipated.

	Minimum			Maximum
Application of Proceeds	$		% of total	$		% of total

Total Offering Proceeds		500,000	33.330		1,500,000	100.00

Offering Expenses
Legal & Professional Fees		65,000	13.000%		150,000	10.00%
Accounting Fees		11,500	2.300%		11,500	0.077%
Edgar Fees		193	0.004%		193	0.013%
Blue-sky fees		5,000	1.000%		5,000	0.33%

Total Offering Expenses		81,693	16.304%		166,693	10.42%

Net Proceeds from Offering		418,307	83.66%		1, 333,307	88.89%

Use of Net Proceeds
Accounting Fees		$7,500	1.50%		$25,000	1.67%
Legal - Professional Fees		10,000	2.00%		12,000	0.80%
Marketing		12,000	2.40%		22,000	1.47%
Office Supplies		2,500	0.50%		24,000	1.60%
Dues & Subscriptions		2,000	0.40%		12,000	0.80%
Mergers & Acquisitions		300,000	60.00%		1,063,307	71.89%
Other		74,307	14.86%		150,000	10.00%
Website Design		10,000	2.00%		25,000	1.25%
Total Use of Net Proceeds		418,307	85.26%		1, 333,307	88.89%
Total Use of Proceeds		$500,000	100.00%		$1,500,000	100.00%

In the event we are unable to realize the maximum offering amount of this Offering, we may only buy those assets which could be acquired based on the reduced realized amount.  The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,500,000 as anticipated.

	25% Shares Sold	33.33% Shares Sold	50% Shares Sold	75% Shares Sold	100% Shares Sold
GROSS PROCEEDS	$375,000	$500,000	$750,000	$1,125,000	$1,500,000
OFFERING EXPENSES	$46,693	$46,693	$46,693	$66,693	$66,693

NET PROCEEDS	$328,307	$453,307	$703,307	$1,058,307	$1, 433,307

Website Development	$10,000	$10,000	$25,000	$25,000	$25,000

Marketing	$12,000	$12,000	$22,000	$22,000	$22,000

Legal & Professional Fees	$65,000	$70,000	$92,000	$120,000	$120,000

General and Administrative	$12,000	$15,000	$61,000	$61,000	$61,000

Mergers & Acquisitions	$229,307	$346,307	$503,307	$830,307	$1,205,307

Total Use of Proceeds	$375,000	$500,000	$750,000	$1,125,000	$1,500,000

We may apply a portion of the proceeds of this Offering to uses, including covering our operating expense, which may not improve our operating results or increase the value of your investment.

We intend to use a portion of the net proceeds to acquire or invest in companies and technologies that we believe will complement our business and for administrative corporate purposes.  We do not have more specific plans for application of net proceeds from this Offering and have broad discretion in deployment of such net proceeds, which could be applied in ways that do not improve our operating results or increase the value of your investment.

DETERMINATION OF OFFERING PRICE

Our common stock is quoted by the OTC Markets Group under the symbol "PACV." On March 31, 2017, the closing price of our common stock was $1.00 per share.

We are using the $0.50 offering price as a floor below which it would not like to sell any Share of the Company's common stock until after September 30, 2017, as we are self-restricted from selling shares of our common stock below $0.50 before September 25, 2017 pursuant to our Anti-Dilution Agreement contained in the Share Exchange Agreement for the reverse merger.  This price may be significantly greater or lesser than the price paid by our officers and director and founders or market participants for common equity since our listing.

Pursuant to the terms of our Share Exchange Agreement, to prevent the dilution of the percentage of ownership interest of certain recipients (collectively, "Anti-Dilution Recipients") of shares of Common Stock pursuant to the Other Issuance, we are entering into an Anti-Dilution Agreement with them, whereby for a period of two (2) years after the Closing Date ("Term"), if we issue additional shares ("Additional Shares") of Common stock, and the purchase price per share of Common Stock is less than $0.50 ("floor price"), adjusted by any split or reverse split in the number of shares of Common Stock of the Company ("as Adjusted"), which occurs after the date of the Other Issuance ("Dilutive Transaction"), contemporaneously with the Dilutive Transaction, we will issue to Anti-Dilution Recipients additional shares of our Common Stock in an amount which provides them with the ownership percentage interest which they would have held in the Company represented by the shares of Common Stock issued to them by the Company pursuant to the Other Issuance had the Additional Shares been sold at $0.50 per share of Common Stock, as Adjusted.

The offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

If you invest in the Shares, your ownership interest in PACV will be immediately diluted equal to the difference between the initial public offering price per share and the adjusted net tangible book value per share of our common stock after this Offering.  The price of the current offering is fixed at $0.50 per common share. This price is significantly higher than the tangible book value of the stocks which was $(0.0581) as at December 31, 2016.

"Dilution" represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering.

"Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs.

If you invest in our Shares, your interest will be diluted to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this Offering. Pro forma net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at December 31, 2016.

Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose significant value of their shares purchased in that each purchased share will have a net book value of $0.1785. Net book value of existing shareholders' shares will also increase from $(0.0581) to $0.1785.

The following table illustrates the dilution to the purchasers of the common stock in this Offering:

Assuming the sale of Shares(1) below:
Offering Level (2)	750,000 (25% of maximum offering)	1,000,000 (33.33% of maximum offering)	1,500,000 (50% of maximum offering)	3,000,000 (100% of maximum offering)
Offering Price Per Share (3)	$0.50	$0.50	$0.50	$0.50
Net Tangible Book Value Per Share Before the Offering (4)	$(0.0581)	$(0.0581)	$(0.0581)	$(0.0581)

Net Tangible Book Value Per Share After the Offering (5)	$(0.04473)	$(0.04044)	$(0.03206)	$(0.0086)

Increase in Net Tangible Book Value Per Share Attributable to the Cash Payments Made by Purchasers of the Shares Being Offered (6)	$0.01337	$0.01767	$0.02604	$0.04951
Amount of the Immediate Dilution from the Public Offering Price Which will be Absorbed by Such Purchasers (7)	$(0.54473)	$(0.54043)	$(0.53206)	$(0.50859)
Dilution to New Shareholders (%) (8)	-109%	-108%	-106%	-102%

Notes:

1)	Based on 27,297,364 common shares of the Company outstanding and total stockholder's equity of $(1,586,984) as of December 31, 2016.

2)	Offering Level - total price raised if 25%, 33.33%, 50% or 100% of Shares offered are sold.

3)	Offering Price - price offered per one share to buyer.

4)
Net Tangible Book Value Per Common Share Before Offering - A method of valuing a company that excludes intangible assets, such as good will. To compute, divide total tangible assets by the total number of shares outstanding. This is the value per share if the company were to go bankrupt and have to liquidate its assets.

5)
Net Tangible Book Value Per Common Share After Offering - A method of valuing a company that excludes intangible assets, such as good will after the offering (after 100%, 50% 33.33% or 25% of shares are sold). To compute, divide total tangible assets including raised funds by the new total number of shares outstanding. This is the value per share if the company were to go bankrupt and have to liquidate its assets.

6)
Increase In Net Tangible Book Value Per Common Share Attributable To Investors - The number indicates by how much net tangible book value increased. How to calculate: PRO FORMA NET TANGIBLE VALUE PER COMMON SHARE AFTER OFFERING - (MINUS) NET TANGIBLE BOOK PER COMMON SHARE BEFORE OFFERING.

7)
Amount Of Immediate Dilution To Investors - A reduction in the ownership percentage of a share of stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optional securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the company, making each share less valuable. Dilution also reduces the value of existing shares by reducing the stock's earnings per share.

8)
Dilution To New Shareholders As A Percentage Of Offering Price - A reduction in the ownership percentage of a share of stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optional securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the company, making each share less valuable. Dilution also reduces the value of existing shares by reducing the stock's earnings per share.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of 3,000,000 Shares of our common stock, par value $0.001 per share.  The offering is being conducted on a self-underwritten, best efforts, direct primary basis, which means our CEO will attempt to sell the Shares herself to sell the shares directly to the public, with no commission or other remuneration payable to her for any Shares she may sell.  The Shares will be sold pursuant to a schedule determined by PACV management (the "Management") based upon market demand and other factors.  The intended methods of communication include, without limitation, telephone and personal contact.  Our CEO may sell all or a portion of the Shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  In offering the securities on our behalf, our CEO will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

Our CEO, from time to time, sell any or all of the shares of our common stock covered by this Prospectus on the OTCQB, or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. She may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with us to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by Ms. Masjedi, may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as may be set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Our common stock is quoted by the OTC Markets Group under the symbol "PACV." On March 31, 2017, the closing price of our common stock was $1.00 per share.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even though our common stock is quoted by the OTC Markets Group under the symbol "PACV," a purchaser of our Shares may not be able to resell the Shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction before sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, before any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be sold by Our Officer and Director

We are registering 3,000,000 shares of common stock for possible sales and resale at the price of $0.50 per share in a direct public offering.  The Company is selling 3,000,000 shares of our common stock directly to the public on a "best efforts" basis, in reliance on Rule 3(a) 4-1 of the Securities Exchange Act of 1934.  There can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this Offering to close. All funds received as a result of this Offering will be immediately available to us for use as provide in this Prospectus.

We cannot assure you that all or any of the Shares offered under this Prospectus will be sold. No one has committed to purchase any of the Shares offered hereby. If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

The Company will sell the Shares in this Offering through our CEO or other appropriate officer or director who will receive no commission from the sale of the Shares nor will he or she register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our CEO, officers and directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation;
2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	They are not, at the time of their participation, an associated person of a broker- dealer; and
4.
They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our CEO, officer and director sell the Shares being offered pursuant to this Prospectus, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Prospectus has ended.

We may also invite a broker-dealer participation in this Offering.  If we employ the services of a broker-dealer for this Offering, all the standard rules and restrictions pertaining broker-dealer involvement in public offering as discussed in "Use of Broker Dealer" below applies.

Use of Broker-Dealer

Resale of securities of PACV will be conducted only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is satisfied.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, before the commencement of the distribution.  Thus, any underwriter, dealer, or agent who participates in the distribution of the securities registered in this Registration Statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions, or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Pacific Ventures Group, Inc. has complied.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB, under the symbol "PACV."

Quarter Ended	High Bid ($)	Low Bid ($)

March 31, 2017	1.10	0.86
December 31, 2016	1.44	1.42
September 30, 2016	0.60	0.60
June 30, 2016	1.00	1.00
March 31, 2016	0.98	0.98
December 31, 2015	0.75	0.75
September 30, 2015	0.70	0.70
June 30, 2015	0.51	0.51
March 31, 2015	0.30	0.30
December 31, 2014	0.55	0.21
September 30, 2014	1.25	0.35
June 30, 2014	0.85	0.51
March 31, 2014	1.00	0.30
December 31, 2013	0.30	0.30
September 30, 2013	0.75	0.30
June 30, 2013	0.75	0.30
March 31, 2013	0.50	0.30

Our common stock is traded sporadically and has a very limited volume so the prices reflected above may not be indicative of actual prices if volume were to increase. All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions with retail customers.

Any purchasers of our securities should be aware that our stock may be subject to the penny stock restrictions.

Section 15(g) of the Exchange Act

Section 15(g) of the Exchange Act will cover our shares and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or before the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, before any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor before the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it difficult to dispose of our securities.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days before the commencement of such distribution.

DIVIDEND POLICY

PACV has never paid dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future.  Any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

VOTING RIGHTS

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a plurality of the voting shares voted can elect all of the directors then standing for election.

Preferred Stock

We are authorized to issue 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series E Preferred Stock

Series E Preferred Stock was authorized October 2006 for up to 1,000,000 shares. Under the rights, preferences and privileges of the Series E Preferred Stock, the holders of the preferred stock receive a 10 to 1 voting preference over common stock. Accordingly, for every share of Series E Preferred Stock held, the holder received the voting rights equal to 10 shares of common stock.

MARKET FOR OUR SHARES AND SECURITIES

Because the trading of our securities is on the over-the-counter markets, OTC markets, you may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCQB Considerations

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, On April 5, 2010, Pink OTC created a marketplace called the OTCQB, in an effort to assist investors in Pink Sheet traded securities that are Fully Reporting Issuers.  OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB.  Because analysts do usually not follow OTCQB stocks, there may be lower trading volume than for NASDAQ-listed securities.

Restricted Common Shares

The Shares being registered do not include additional shares of common stock issuable as a result of changes in market price of the common stock, issuance by us of equity securities below a certain price or other anti-dilutive adjustments or variables not covered by Rule 416. All Shares that may be issued will be restricted securities as that term is defined in Rule 144 under the Securities Act, and will remain restricted unless and until such Shares are sold pursuant to this Prospectus, or otherwise are sold in compliance with Rule 144.

In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.  If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our common shares then outstanding; or

•
The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

Many of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a "shell company," as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

•	the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Currently, we may be classified as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a " shell company;" (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

AVAILABLE INFORMATION
The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion summarizes the significant factors affecting the operating results, financial condition and liquidity and cash flows of Pacific Ventures Group, Inc. for the fiscal years ended December 31, 2016 and 2015. The discussion and analysis that follows should be read together with the financial statements of Pacific Ventures Group, Inc. and the notes to the financial statements included elsewhere in this Prospectus. Except for historical information, the matters discussed in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond our control. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under "Risk Factors" in this Form S-1, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company's actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.
Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with generally accepted account principles in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that Management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on our audited Financial Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for our fiscal years ended December 31, 2016 and 2015 include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

OVERVIEW

We acquired PACV through a reverse merger with a predecessor company incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation, which was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation who changed its name to American Eagle Group, Inc. on November 12, 1991.  On October 22, 2012, we changed the name of the predecessor company to Pacific Ventures Group, Inc.

Our current corporate structure resulted from a reverse merger with SnöBar.  We own 100% of SnöBar and its subsidiaries and our organizational structure is established to handle the unique requirements of various state liqueur license laws.

Our current corporate structure resulted from a reverse merger with SnöBar Holdings, Inc. ("SnöBar"), which was formed in Delaware on January 7, 2013. The reverse merger was effected September 25, 2015 through a share exchange agreement with the shareholders of SnöBar, pursuant to which we acquired 100% of the issued and outstanding shares of SnöBar's Class A and Class B common stock in exchange for 22,500,000 of our restricted Shares, while simultaneously issuing 2,500,000 shares of our restricted common Shares to certain other persons as discussed in MD&A section of this Prospectus. We own 100% of SnöBar and its subsidiaries and our organizational structure was established to manage and comply with the unique requirements of various state liquor license laws.

As the result of the preceding transactions, we became the holding company for SnöBar and its affiliates and subsidiaries comprising SnöBar Trust ("Trust"), a California trust formed on June 1, 2013 whose trustee is a family member of our CEO. The Trust owns all of the shares of the stock of International Production Impex Corporation ("IPIC"), a California corporation formed on August 2, 2001 and MAS Global Distributors, Inc. ("MGD") a California corporation. Given the Trust owns all of the shares of stock of IPIC, all income, expense, gains and losses of IPIC flow up to and through to the Trust and Snöbar is the sole beneficiary.

Following the reverse-merger, Pacific Ventures through these subsidiaries consisting of SnöBar, IPIC and MGD, offers solutions within the food, beverage, alcohol and hospitality industries. The Company is the trustor and beneficiary of SnöBar Trust. SnöBar Trust holds International Production Impex Corporation (IPIC). IPIC holds the rights of the liquor licenses to sell alcohol-infused ice cream and ice-pops products and trade names SnöBar. IPIC is a food and alcohol beverage distribution company that is engaged in marketing products, such as SnöBar alcohol infused ice pops, and SnöBar alcohol infused ice cream and sorbet.

SnöBar Product

Currently, we believe SnöBar alcohol infused ice cream and alcohol infused ice pops are one of the only products of its kind in the U.S.  SnöBar ice pops are frozen alcohol beverage bars, similar to popsicles on a stick, but made with liquor, such as tequila and vodka. SnöBar ice pops have been offered in three flavors: Margarita, Cosmopolitan and Mojito. SnöBar ice creams are ice cream and sorbets that are distilled spirit cocktails containing approximately 15% liqueurs and liquors.  We have a proprietary formula, sales methodology and manufacturing technique to mass produce alcohol-infused ice cream and ice pops leveraging production facilities, warehousing, distribution, and merchandising methods currently used for ice cream.

Our proprietary formulation and manufacturing method stabilize the alcohol molecules from interacting with ice crystals and milk proteins making it possible to mass-produce a solid alcohol-infused ice cream that has a flavoring system comprised of between 15% to 20% distilled spirits.

The original invention of these frozen alcohol desserts follows the same recipes used by fine bars and restaurants.  What makes liquor ice cream and ice pops different is that the product is solid just like regular ice cream, not semi-soft or in a milk shake consistency like one would find at bars and restaurants. These Products are ready-to-eat solid or can be blended into a cocktail.   While SnöBar Products look like ice cream and frozen ice pops, the Bureau of Alcohol, Tobacco, Firearms and Explosives ("ATF") and Food and Drug Administration ("FDA") have classified SnöBar ice cream and SnöBar ice pops as distilled spirits due to the alcohol content.

Our formulation positions our two products to take advantage of a unique market opportunity in the estimated $26 billion a year frozen dessert market and the estimated over $400 billion a year alcohol beverage market.  We believe the market for frozen alcohol desserts includes all adults over the age of 21, excluding those who have dietary, medical, or social/religious concerns. A five ounce serving represents a significant consumer value when compared to the cost of a traditional alcoholic beverage. Additionally, the concept of a frozen alcohol dessert product is, we believe, perceived by female consumers in our focus group studies as being "innovative" and "fun".

Female consumers have generally been high consumers of the dessert market (The Huffington Post Feb 11, 2013).  Male consumers have been greater consumers of alcohol (ncbi.nlm.nih.gov).  We believe the primary target market for our two SnöBar Products is adult women between 21 to 45. An alcohol-infused ice cream drink, we believe, combines the best of both worlds for the female consumer. This presents an opportunity for a new innovative product that specifically addresses both females and males.

We believe that the alcohol and distilled spirits market, and ice cream markets have consistently exhibited year-over-year growth, and are projected to continue this positive trend.  We also believe that the alcohol beverage and dessert industries are extremely innovative and continuously add new and original products.  IPIC has determined that capturing even a small portion of these markets would surpass the initial production capabilities of SnöBar Products and provide a platform for growth nationally and internationally. The offering of SnöBar alcohol-infused ice cream and ice pop products worldwide seeks to take advantage of the success of the worldwide alcohol beverage market and the thriving frozen desserts market.

In 2012, SnöBar brand was introduced in Arizona. We believe SnöBar brand was well received with off premises and on premises accounts and placed in restaurants, hospitality properties and retail establishments, including Total Wine and the Bevmo Chains.

In 2013, SnöBar brand was launched in Las Vegas, Nevada and Florida.

In Las Vegas, our Product was marketed in several casinos and hotel resorts including the Bellagio Hotel, Golden Nugget, Rio, Wynn, Encore, TAO, Caesars Palace, Hilton, The M Resort and MGM.  In Las Vegas our focus was to place SnöBar brand within all various venues of a hotel property for application in catering and banquets, room service, retail outlets, nightclubs and bars.  SnöBar was also placed in all the LEE'S Liquor chain stores in Las Vegas and in Albertsons supermarket and Walgreen pharmacy/markets. SnöBar brand was adapted by several on premises accounts who created proprietary specialty cocktails using SnöBar as the main ingredient.  For example, The M Resort fashioned "The Ultimate Root Beer Float" for customers ordering a cocktail pool side.

During the calendar year 2015, our Product was sold throughout Florida in Miami, Tampa, Orlando, Jacksonville and the Florida panhandle. In the south Florida area, SnöBar Products were offered by hotels and resorts, including the Ritz Carlton Hotel, Fontainebleau Hotel, Hilton Hotel, Waldorf Astoria Hotel and The Breakers Resort and was test marketed by the big-box retailer Wal-Mart.

Walmart, the largest retailer in the world, approved SnöBar brand for a three month test marketing in certain Florida Walmart locations. The first Walmart store sold out of more than ten cases of SnöBar Product within the first two weeks prompting an eighty-five case reorder. After a three month trial period, Walmart approved the expansion of SnöBar products into its other Florida locations.

In 2014, we began marketing and selling SnöBar brand in California. We established over 100 accounts within the first ninety days following beginning our selling effort.  Our focus in California has been to continue marketing and creating brand awareness through the retail and on premise accounts. Immediately after launching the brand in Southern California, our company entered in to an agreement with a Nestlé USA distributor, Jeff & Tony's.  The distributor stored our inventory and distributed the Product to all current and new accounts. SnöBar was placed within the Gelson supermarket stores.

In 2015, we targeted South Carolina for expansion of the Product.  We entered into a licensing arrangement with a local distributor and granted the distributor exclusive rights to distribute SnöBar products in South Carolina for a minimum of two years with an aggregate of $500,000 worth of SnöBar products.  The brand was sold by retailers and in resorts, stadiums and other professional arenas.

While we believed we were achieving success in marketing our product, we did not have sufficient working capital to fulfill demand and to adequately market our product. Therefore, we were compelled to stop our Product sales until we identified new and substantial sources of investment.  During this time, we restructured our approach to distribution and scaled back the operating expenditures.

To be more efficient with our sales and customer service, we incorporated a customer relationship management (CRM) system to more efficiently process orders and address customer service needs.  This CRM is able to keep track of sales within the placed accounts and provide critical account data back to our company.

We believe that with a confidential/proprietary formula and exclusive manufacturing process, coupled with a focused launch and national distribution network, our Product strives to be the first to market in this unique segment and capitalize on a special product.

STRATEGY

PACV has two operating strategic goals for the next five years:

 1) Boost SnöBar products distribution;

 2) Acquire or invest in complimentary food, beverages and distribution businesses

1.	Boosting SnöBar Products Distribution

The general marketing strategy is for SnöBar products to be sold to or sold in high-end restaurants, resorts, cruise lines and hotels worldwide.  Additionally, various celebrity branding and product endorsements are currently being explored.  Initially, the focus will be on establishing major accounts in four core markets consisting of Southern California, Phoenix, Las Vegas and Miami. The larger vision is to sell products in grocery stores such as Kroger, Wal-Mart and others, and thereafter to begin a national marketing program to all U.S. retailers. It is essentially a top down marketing plan where products are placed with the largest retailer then trickle down to the smallest seller in each market area. Furthermore, by being quoted as Pacific Ventures Group, Inc. on the OTC Markets QB Tier we intend to raise more capital from the markets to realize also the future stages of our growth path and expansion of distribution.

2.	Acquire or invest in complimentary food, beverages and distribution businesses

Our second strategic goal calls for acquiring and investing in complimentary food, beverages and distribution businesses. With the current management team in place we plan to focus our business operations on synergetic acquisition of businesses within the alcohol food and beverage category across the United States. The potential acquisitions will also be synergetic to our current brand SnöBar. We intend to acquire and manage small-to-middle market businesses, properties and assets within the alcohol food and beverage industry.  We will also seek to acquire up and coming complimentary food beverages distribution businesses that have a major growth potential. We expect to improve and grow the acquired businesses over the long term through not only organic growth but by identifying and implementing efficiencies,  By acquiring multiple acquisitions within similar industries there will be synergistic growth for all acquisitions. We have currently identified several complimentary food beverages distribution businesses that met our acquisition criteria.

Short Term Convertible Note

February 13, 2017.  We issued to an investor, an 8% per annum short-term Convertible Note with aggregate principal face amount of One Hundred Seventy Two Thousand Five Hundred Dollars (U.S. $172,500.00) due on August 13, 2017.   The noteholder is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note then outstanding into shares of PACV common stock at a price ("Conversion Price") for each share of PACV common stock equal to the lower of: (i) the closing bid price of the PACV common stock as reported on the National Quotations Bureau OTC Market exchange where PACV common stock is traded or any exchange upon which the PACV common stock may be traded in the future, on the date on which the note was funded, or (ii) $1.00 per share.  We have no other outstanding securities convertible into shares of our PACV common stock or any rights convertible or exchangeable into shares of PACV common stock.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. As discussed in this Current Report and in the notes to the Pacific Ventures consolidated financial statements, we have incurred operating losses, and at December 31, 2016, we have a working capital deficiency of approximately $944,645. These factors raise substantial doubt about our ability to continue as a going concern. Additionally, our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2016 and 2015 regarding concerns about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations. We have discussed our strategy and plans relating to these matters elsewhere in this Current Report although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties. Our business strategy may not be successful in funding ongoing operations and accelerating our domestic and international expansion, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

TWELVE MONTH PLAN OF OPERATION

We will need $500,000 to sustain our operations for the next twelve (12) months.

We plan to increase sales revenue from the sale of SnöBar products to meet our operating needs.

We believe it is unlikely we will increase our sale revenue sufficiently to meet these needs in time. It is also unlikely that we will be able to satisfy all of our obligations to pay interest and repay principal in the estimated aggregate amount of $570,800 due and payable within the next twelve (12) months under the various forms of our outstanding debt.

Although we have been able to extend the maturity dates as well as repayment terms of a substantial amount of such debt, there is no assurance that we will be able to further extend such repayments or maturity dates to avoid a default, as such further extension depends on the consent of the holders of such debt.  If we are unable to make such payments and repayments and unable to extend and delay required payments or maturities of such debt, the holders of such debt will have the right to take legal action seeking enforcement of the debt. If any legal action is taken against us, we would face the risk of having to deplete our limited cash resources to defend against such suit or face the entry of a default judgment. In either event, such action would have grave impact on our operations.  Our ability to continue operations will be dependent upon the successful completion of additional long-term or permanent equity financing, the support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that we will be successful, which would in turn significantly affect our ability to be successful in our new business plan. If not, we will likely be required to reduce operations or liquidate assets. We will continue to evaluate our projected expenditures relative to our available cash and to seek additional means of financing to satisfy our working capital and other cash requirements.

We intend to implement the following tasks within the next twelve months:

1.	Month 1-2: Phase 1 (1-2 months in duration; $200,000 to $1 million in estimated costs).

a.	Sign purchase agreement with the sellers of the beverage distribution businesses identified.
b.	Acquire at least one or all of the three beverage distribution businesses.

2.	Month 2-4 Phase 2 (1-2 months in duration; cost control, process improvements, admin. & mgmt.).

a.
Integrate acquired business into the Company's model – consolidate the operations of the beverage distribution businesses including integration of their accounting and finance systems, synchronization of their inventory systems, and harmonization of their human resources functions.

b.	Sell additional $5 million of offering and use the proceeds for further acquisitions.
c.	Complete and file 10Q and other required filings for the quarter.

3.	Month 4-6: Phase 3 (1-2 months in duration; $5 million in estimated costs).

a.	Identify and acquire beverage distribution businesses or other complementary/similar businesses or assets in the target market.

4.	Month 6-12: Phase 4 (1-6 months duration; use acquired businesses' free cash flow for more acquisitions).

a.
Find and acquire beverage distribution businesses with high gross margin, run their businesses more efficiently, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and reducing excesses and also identifying and executing growth strategies.

b.	Acquire companies at or below their book-value or undervalued beverage distribution businesses, restructure the businesses, and sell the businesses for profit or hold them for cash flow.

5.	Month 12 and ongoing.

a.	Leverage the experience of our management to synchronize improvement at acquired companies.

6.	Operating expenses during the twelve months would be as follows:

a.	For the six months through December 31, 2017, we anticipate to incur general and other operating expenses of $241,268.
b.	For the six months through June 30, 2018 we anticipate to incur additional general and other operating expenses of $282,336.

Our assumptions on above projected activities are based on the following factors: (1) after the effectiveness of our S-1 filing, we are able to raise $1.5 million to execute our business plan; (2) close escrow on the purchase of the beverage distribution businesses within 60 days of raising the first $1 million; and (3) identify core strengths of businesses and improve (add) on those without disrupting established systems. Although these assumptions are based on our reasonable view of our market, there is no guarantee that our planned acquisitions and operations will be achieved.

The above time-line estimates are predicated upon the Company obtaining the necessary financing either through equity or debt. If we are not able to obtain the necessary levels of financing as determined by the above stages, we will likely not be able to meet or achieve any of our time-line objectives according to the schedule set forth above.

Assuming we are able to sell all 3,000,000 of this Offering and used to proceed to acquire complementary beverage distribution businesses we have identified within three months following the commencement of this Offering; and we were also able to identify and acquire other businesses with similar cost, revenue, cash flow as the complementary beverage distribution businesses within six months of the commencement of this Offering.  The narrative below shows the forecasted financial and operating performance effect of our acquisition of the businesses based on above assumption.

We currently have no sources of financing and no commitments for financing that would enable us to acquire the beverage distribution businesses. We will seek to obtain the necessary financing by contacting potential funding sources known to the professional and business contacts of our president. There are no assurances that we will obtain sufficient financing or resources to these beverage distribution businesses. We do not have any cash or other resources to commence the use of outside consultants to help us with fundraising.

If we do not receive funding or financing, including that from this Offering, our business we believe could be maintained with extremely limited operations for at least 12 months because our president will continue providing his services without compensation (accrued or otherwise) and rely on short term loans from his friends and family members. However, failure to obtain financing under this Offering or as from any other sources would severely impair our ability to implement our plans and likely negatively impact our operations. We do not currently have a formal agreement in place with our president covering this period; however, our president's current plan is to provide substantially all of our administrative and planning work as well as basic target acquisition identification and due diligence work on his own without cash compensation while he seeks other sources of funding. We do not have any plans to accrue any compensation for these services and our president, who is management of the Company, agrees with that action while we seek other sources of financing. We do not have any formal plans or agreements in place to continue receiving short term financing from our president, her friends or family members. To date this financing has been as needed for working capital purposes.

Financial Operations Overview and Analysis of the Year Ended December 31, 2016 and 2015

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended December 31, 2016 and 2015, together with notes thereto, which are included in this Registration Statement on Form S-1.

PACIFIC VENTURES GROUP, INC.
Condensed Consolidated Statements of Operations

	For the Year Ended,
	December 31,
	2016	2015
Sales, net of discounts	$4,763	$255,213
Cost of Goods Sold	(2,020)	(113,118)
Gross Profit	2,742	142,096
Operating Expenses
Selling, general and administrative	357,977	172,237
Depreciation expense	3,993	3,993
Salaries and wages	11,875	16,666
Operating Expenses/(Loss)	373,846	192,896
Loss from Operations	(371,103)	(50,800)
Other Non-Operating Income and Expenses
Interest expense	(28,409)	(80,619)
Extraordinary Items	(87,577)	66,867
Net Income/(Loss) before Income Taxes	(487,089)	(64,552)
Provision for income taxes	-	-
Net Income/(Loss)	$(487,089)	$(64,552)

Revenues

Revenue net of discounts in 2016 were $4,763, declining by about $250,451 compared to 2015 amount of $255,213 due to decreased sales. Cost of goods sold for 2016 were  $2,020, decreasing by about $111,097 compared to 2015 amount of $113,118, due to a decrease in sale, a decrease in the cost of raw materials and a decrease in the production of inventory in 2016. As a result, gross profits for 2015 were $2,742, decreasing by about $139,353 compared 2015 amount of $142,096.  We generate our revenues from the domestic and international sales of SnöBar ice creams and ice pops of IPIC, which is owned by the Trust, of which SnöBar Holdings is the 100% beneficiary.  Sales revenues are generally recognized when an agreement exists and price is determinable, the products are shipped to the customers or services are rendered, net of discounts, returns and allowance and collectability is reasonably assured.  Our ability to generate product revenues in the future will depend almost entirely on our ability to successfully grow our current business and also acquire complementary beverage distribution businesses we have identified or other similar businesses.

Cost of Revenues

Cost of Revenue for 2016 were  $2,020, decreasing by about $111,097 compared to 2015 amount of $113,118, due to a decrease in sale, a decrease in the cost of raw materials and a decrease in the production of inventory in 2016.

Unearned Revenue

Certain amounts are received pursuant to agreements or contracts and may only be used in the conduct of specified transactions or the related services are yet to be performed. These amounts are recorded as unearned or deferred revenue and are recognized as revenue in the year/period the related expenses are incurred or services are performed. As at 12/31/2016, the Company has $15,042 in deferred revenue as a result of prepayment by two of its customers.  This is comparable to the Company year-end deferred revenue balance of $90,042 as at 12/31/2015.

Research and Development Expense

Research and development expenses consist primarily of IPIC's expenses in developing the alcohol infused ice creams and ice pops. We expense substantially all of IPIC's research and development costs as they are incurred.  We did not recognize any research and development expense during the year ended December 31, 2016 and 2015.

General and Administrative Expense

General and administrative expenses for 2016 were $357,977, increasing by about $185,740 compared to the same period in 2015 in the amount of $172,237, which was an increase primarily due to an increase in travel expenses, rent, marketing, taxes and insurance.  Our selling, general and administrative expenses consist primarily of salaries for our executives as well as our finance, legal, human resources, and other administrative employees. In addition, general and administrative expenses include outside consulting, legal and accounting services, facilities, costs of conducting market research, attending and/or participating in industry conferences and seminars, business development activities, other general business activities and other supporting overhead costs.  We expect that general and administrative expense will increase in the future as we add to our personnel and expand our infrastructure to support the requirements of being a public company.

Operating Expenses

Total operating expenses for 2016 were $373,846, increasing by about $180,950 compared to 2015 amount of $192,896, primarily due to an increase in general and administrative expenses, marketing and advertising, and professional fees.

Other Non-Operating Income and Expenses

Net non-operating income/loss for the year ended December 31, 2016 were $(87,577) a change of about $(154,444) compared to the same period in 2015 amount of $66,867.

Net Loss

Net loss for 2016 was $(487,089), increasing by about $(422,536) compared to the net loss of 2015 amount of $(64,552).

Liquidity and Capital Resources	Year Ended December 31,
	2016	2015

Net cash provided by operating activities	$(534,708)	$(682,851)
Net cash provided by Investing activities	0.00	233,289
Net cash provided by financing activities	$559,482	$452,361

As of December 31, 2016, we had cash on hand of $ 25,284 and a working capital deficit of approximately $944,645. We have incurred operating losses, and as at December 31, 2016 and 2015, we have accumulated deficit of $5,357,734 and $4,870,645 respectively.  These factors raise substantial doubt about our ability to continue as a going concern. Additionally, our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2016 and 2015 regarding concerns about our ability to continue as a going concern.

Our principal sources of liquidity have been cash generated by issuing new shares in SnöBar Holdings and cash generated from operations.

To be able to achieve our strategic goals, we must expand our business and financing activities. Expanding market awareness of SnöBar products and our international distribution relationships, together with further improvement of SnöBar products will require future capital and liquidity expansion. Since 2013, our shareholders have contributed a significant amount of capital making it possible for us to develop and market our SnöBar Product. To continue to develop our product offerings and expand our services and to realize an international coverage a significant capital increase has been and will continue to be required. We have drafted an investment plan and concluded we should enter in the process of raising additional capital from current shareholders and new investors.

We plan to continue raising capital to meet our liquidity needs. However, we may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

We do not currently have any contractual restrictions on our ability to incur debt and, accordingly we could incur significant amounts of indebtedness to finance operations. Any such indebtedness could contain covenants which would restrict our operations.

Cash provided by operating activities

Net cash used in operating activities for the year ended December 31, 2016 was $(534,708), an improvement of about $148,143 compared to the same period in 2015 amount of $(682,851).

Net losses for the year was $487,089 and our accumulated deficit was $5,357,734 as at  December 31, 2016 was primarily attributed to Selling, general and administrative expenses of  $357,977, marketing and advertising of $62,505, and professional fees of $54,251.

Cash used in investing activities

Net cash used in investing activities was $0 for the year ended December 31, 2016.  Net cash used in investing activities was $0 for the year ended December 31, 2015 was $233,289.

Cash provided by financing activities

Net cash provided by financing activities was $559,782 and $452,361 for the year ended December 31, 2016 and 2015 respectively.  These were primarily results of the proceeds from the sale of stock and the conversion of debt by debtors into common stock of the Company.

Business Environment

Our beverage business plan depends on acquisitions of other complementary beverage distribution businesses.  Our plan would likely be materially affected by conditions in the beverage markets and economic conditions generally in the United States, Western Europe and to some extent elsewhere around the world. Generally, business conditions characterized by low inflation, low or declining interest rates and strong equity markets would provide a positive climate for us to generate attractive profits and returns on investments. If we are successful in raising capital through this Offering, we could also benefit from periods of market volatility and disruption which would allow us to use our liquid capital and our experience in the alcohol and beverage industry to make investments at attractive prices and terms, and thus, benefit from different stages of the economic cycle.

Market Considerations

Our ability to grow our revenues and income in our beverage distribution business depends on our ability to attract new capital and investors and our ability to successfully invest our capital. We intend to maintain a long-term focus for most of our investments. This approach will significantly affect our revenue, net income and cash flow as a result of the timing of new investments and realizations of profits. This approach may also result in significant and unpredictable variances in these items from quarter to quarter.

Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. As of December 31, 2016, we had cash on hand of $ 25,284 and a working capital deficit of approximately $944,645. We have incurred operating losses, and as at December 31, 2016, we have accumulated deficit of $5,357,734. This is insufficient to complete our business plan and as a consequence, we will need to seek additional funds primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case or equity financing.

Cash, total current assets, total assets, total current liabilities and total liabilities as of December 31, 2016 as compared to December 31, 2015, were as follows:

	Year ended December 31,
Balance Sheet Data:	2016	2015
Current assets	$27,767	$3,730
Total assets	59,605	39,561

Current liabilities	570,800	767,507
Total liabilities	1,646,590	1,427,661
Shareholders' equity	$(1,586,984)	$(1,388,100)

As of December 31, 2016, we had cash on hand of $ 25,284 and a working capital deficit of approximately $944,645. We have incurred operating losses, and as at December 31, 2016, we have accumulated deficit of $5,357,734.  As of December 31, 2016, we had total current liabilities of $570,800 and total liabilities were $1,646,590.  Additionally, our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2016 and 2015 regarding concerns about our ability to continue as a going concern.

The following table summarizes our historical consolidated statements:

PACIFIC VENTURES GROUP, INC.
Condensed Consolidated Balance Sheets
	December 31,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$25,284	$210
Accounts receivable	983	-
Inventory, net	-	2,020
Deposits	1,500	1,500
Total Current Assets	$27,767	$3,730
Fixed Assets
Fixed assets, net	$31,838	$35,831
Total Fixed Assets	31,838	35,831
TOTAL ASSETS	$59,605	$39,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank overdraft	$-	$-
Accounts payable	177,475	206,383
Accrued expenses	241,692	189,433
Deferred revenue	15,042	90,042
Current portion, notes payable	26,510	28,510
Current portion, notes payable - related party	110,081	253,140
Current portion, leases payable	-	-
Total Current Liabilities	570,800	767,507

Long-Term Liabilities:
Notes payable - related party	404,636	527,333
Notes payable	671,154	132,821
Total Long-Term Liabilities	1,075,790	660,154
Total Liabilities	$1,646,590	$1,427,661

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued and outstanding	$-	$-
Class A common stock, $.001 par value, 100,000,000 shares
authorized, 27,297,364 and 25,799,031 issued and outstanding,
Respectively	27,297	25,799
Class B common stock, $.001 par value, 10,000,000 shares
authorized, 1,000,000 issued and outstanding, respectively	1,000	1,000
Additional paid in capital	3,742,452	3,455,745
Accumulated deficit	(5,357,734)	(4,870,645)
Total Stockholders' Equity (Deficit)	(1,586,984)	(1,388,100)
Total Liabilities and Stockholders' Equity (Deficit)	$59,605	$39,561

Critical Accounting Policies

In December 2001, the SEC requested that all registrants discuss their most "critical accounting policies" in management's discussion and analysis of financial condition and results of operations. The SEC has defined a company's critical accounting policies as the ones that are most important to the portrayal of the company's financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

The following discussion relates to critical accounting policies for our company and our management consulting business. The preparation of our financial statements in conformity with U. S. GAAP will require us to adopt accounting policies and make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates under different assumptions and judgments and uncertainties, and potentially could result in materially different results under different conditions. Our critical accounting policies are discussed below. These policies are generally consistent with the accounting policies followed by our management consulting business. Our board of directors will review these critical accounting policies.

Use of Estimates

The preparation of financial statements in conformity with U. S. GAAP accounting principles, which requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. On an ongoing basis, we have identified the critical accounting policies and judgments addressed which are described in Note 1 to our consolidated financial statements.  Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available.  Management evaluates its estimates and judgment, including those related to revenue recognition, accrued expenses, financing operations and contingencies and litigation. Management bases its estimates and judgment on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis. Inventories consist primarily of parts for both resale and conversion of products.

Intangible and Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), we evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance, however, that market conditions will not change or demand for our products sold by companies we acquire will continue. Either of these could result in future impairment of long-lived assets.

Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured. Revenue is measured at the fair value of the consideration received net of discounts, rebates, and sales taxes or duty. The Company follows the guidance of ASC 605 for revenue recognition. The Company will recognize revenues when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Business Combinations

The acquisition in the future of controlling interest in other businesses will be accounted for under the purchase method of accounting as provided under U. S. GAAP (we have not entered into any letters of intent nor have we currently identified any specific businesses to acquire). The amounts assigned to the identifiable assets acquired and the liabilities assumed in connection with each acquisition will be based on their respective estimated fair values as of the date of acquisitions with the remainder, if any, to be recorded as goodwill. The fair values will be determined by our management team, taking into consideration information supplied by our operating partners, the management of the acquired entities and other relevant information. The determination of fair values requires significant judgment by our management team, which may consult with outside consultants on future acquisitions to assist in the process. This judgment could result in either higher or lower value being assigned to amortizable or depreciable assets, which could result in either higher or lower amortization or depreciation expense.

Goodwill and Intangible Assets

Significant intangible assets that will be acquired in connection with the future acquisition by us of businesses will likely include customer relationships, trade names, trademarks and goodwill.

Trade names and trademarks acquired in the contemplated acquisition are amortized over their respective lives or, in some cases, may be considered indefinite life intangibles which are not amortizable pursuant to U. S. GAAP. Goodwill represents the excess purchase price over fair value of net assets acquired and liabilities assumed in a business combination. Goodwill is not subject to amortization. The intangibles acquired in the contemplated transaction that will be subject to amortization are customer relationships and will be amortized using the straight-line method over the estimated useful lives of the intangible assets, which we will determine based on the consideration of several factors including historical customer turnover rates. Intangible assets are required to be assessed for impairment annually, or more often in certain circumstances, in accordance with ASC 350 Intangible Goodwill and Other Assets.

The goodwill impairment test is a two-step process, which will require management to make judgments in determining what assumptions to use in the calculation. The first step of the process consists of estimating the fair value of each of our businesses based on a discounted cash flow model using revenue and profit forecasts and comparing those estimated fair values with the carrying values, which include the allocated goodwill. If the estimated fair value is less than the carrying value, a second step is performed to compute the amount of the impairment by determining an "implied fair value" of goodwill. The determination of a business' "implied fair value" of goodwill requires the allocation of the estimated fair value of the business to the assets and liabilities of the businesses. Any unallocated fair value represents the "implied fair value" of goodwill, which will then be compared to its corresponding carrying value and an impairment loss will be recognized in the amount equal to the difference. The "implied fair value" of our businesses will be determined by our management team and will generally be based upon future cash flow projections for the business, discounted to present value. In conducting future goodwill impairment tests, we will use outside valuation consultants when our management team considers it appropriate to do so.

The impairment tests for trade names and trademarks require the determination of the fair value of such assets. The impairment test for customer relationships also must be evaluated based upon the impact of any significant changes in our company's customer base, relationships and turnover rates. If the fair value of a trade name, trademark, or customer relationships is less than its carrying value, an impairment loss will be recognized in an amount equal to the difference.

We cannot predict the occurrence of certain future events that might adversely affect the reported value of goodwill and/or the other intangible assets. Such events include, but are not limited to strategic decisions made in response to economic and competitive conditions, the impact of the economic environment on our customer base and material adverse effects in relationships with significant customers

Research and Development Expenses

All research and development costs are expensed as incurred and include costs of employees and consultants who conduct research and development on our behalf.

Derivative Financial instruments

We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is re-valued at each reporting date, with changes in fair value reported in the condensed consolidated statement of operations. For stock-based derivative financial instruments, we use a Monte Carlo pricing model to value the derivatives instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance e sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.
Valuation of Marketable Trading and Investment Securities Owned

The fair value of our marketable trading and investment securities owned is determined based on quoted market prices. Securities traded on a national exchange are stated at the last reported sales price on the day of valuation; other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price.  Marketable Securities include exchange traded equities, debts, and derivative instruments.

Share-Based Compensation

We use the fair value recognition provision of ASC 718, "Stock Compensation," which requires us to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. We use the Black-Scholes option pricing model to calculate the fair value of any equity instruments on the grant date.

We also use the provisions of ASC 505-50, "Equity Based Payments to Non-Employees," to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50.

One of our fundamental philosophies since inception has been to align our interests, and those of our senior managers and other professionals, with the interests of the investors in our company.  We intend to make equity awards to all of our employees at the time of this Offering and to use appropriate equity-based compensation to motivate and retain our professionals in the future.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued Accounting Standards Update ("ASU") No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-09"), which is included in the FASB Accounting Standards Codification (the "ASC") Topic 855 Subsequent Events.  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC.  ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place.  The adoption of ASC 105 did not have a material impact on our financial statements, but did eliminate all references to pre-codification standards.

In April 2015, FASB issued Accounting Standards Update ("ASU") No. 2015-03, "Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs", to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-04, "Compensation – Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer's Defined Benefit Obligation and Plan Assets", which permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity's fiscal year-end and apply that practical expedient consistently from year to year. The ASU is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-05, "Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement", which provides guidance to customers about whether a cloud computing arrangement includes a software license. If such includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the arrangement does not include a software license, the customer should account for it as a service contract. For public business entities, the ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-06, "Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions", which specifies that, for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a drop down transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required. The ASU is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In June 2014, FASB issued ASU No. 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation". The update removes all incremental financial reporting requirements from U. S. GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company's current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application is permitted  with the first annual reporting period or interim period for which the entity's financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). Our company adopted this pronouncement for year ended December 31, 2014.

In June 2014, FASB issued ASU No. 2014-12, "Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period". The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.  We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued ASU 2014-15 on "Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements which are not yet effective have been deemed either immaterial or not applicable.

We reviewed all other recently issued accounting pronouncements and determined these have no current applicability to the Company or their effect on the financial statements would not have been significant.

Seasonality

The cyclicality and seasonality in our business could become more pronounced and may cause our operating results to fluctuate more widely.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.  In addition, we do not have any financing activities with special purpose entities.

Property, Plant and Equipment

Property, plant and equipment of our management consulting business and any businesses that we may acquire in the future will be recorded at fair value and property, plant and equipment subsequently purchased by our businesses will be recorded at cost. Depreciation on property, plant and equipment will be computed using the straight-line method over the estimated useful lives of the property, plant and equipment. The useful lives of property, plant and equipment are determined based upon historical experience and the anticipated use of the property, plant and equipment based upon our current plans. Useful lives represent the periods the assets are expected to remain in service assuming normal routine maintenance. We will review the estimated useful lives assigned to property, plant and equipment when experience suggests that they may have changed from our initial assessment. Factors that lead to such a conclusion may include physical observation of asset usage, examination of realized gains and losses on asset disposals and consideration of current market trends such as technological obsolescence or change in market demand.

We will perform impairment reviews of property, plant and equipment when events or circumstances indicate that the value of the assets may be impaired. Indicators include operating or cash flow losses, significant decreases in market value or changes in the long-lived assets' physical condition. When indicators of impairment are present, management will need to determine whether the sum of the undiscounted future cash flows estimated to be generated by the potentially impaired assets is less than the carrying amount of those assets. In this circumstance, the impairment loss will be recognized equal to the amount by which the carrying amount of the assets exceeds their fair value. The estimates of both the undiscounted future cash flows and the fair values of assets require the use of complex models, which are produced based upon numerous assumptions and estimates by management. In certain circumstances, experts may be utilized to assist management in measuring the impairment loss associated with property, plant and equipment.

OUR BUSINESS
OVERVIEW
Financing Strategy

We will not be able to grow our current business or acquire planned assets and businesses without outside financing.  We will finance future acquisitions primarily through additional equity and debt financings. We believe having the ability to finance most, if not all, acquisitions with the general capital resources raised by us, rather than financing relating to the acquisition of individual businesses, provides us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In this respect, we believe that, at some point in the future, we may need to pursue additional debt or equity financings, or offer equity in our company or target businesses to the sellers of such target businesses, to fund acquisitions.

Trademarks and Patents

We currently hold two trademarks for SnöBar brand.  We do not have any registered trademarks or patents or applications pending; however, we may file for additional trademark protection in the future should our President and CEO deem it necessary.

Need For Any Government Approval of Principal Products or Services

We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in California and the United States.  In addition, we believe that our business is not subject to material regulation under the laws of the United States or any of the states in which we plan to conduct businesses.

Laws and regulations often differ materially between states and within individual states such laws and regulations are subject to amendment and reinterpretation by the agencies charged with their enforcement. If we become subject to any licensing or regulatory requirements, the failure to comply with any such requirements could lead to a revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. We cannot be sure that a review of our current and proposed operations will not result in a determination that could materially and adversely affect our business, results of operations and financial condition. Moreover, regulatory requirements are subject to change from time to time and may in the future become more restrictive, thereby making compliance more difficult or expensive or otherwise affecting or restricting our ability to conduct our business as now conducted or proposed to be conducted.

Research and Development

We have spent money for (i) research, development and marketing our online platform during 2015 and 2016 and research and development during the period of 2010 to 2012 for SnöBar flavors and product line. So far no additional funds were spent for R&D in 2017.

Employees

As of April 31, 2017, PACV has four (4) executives who manage the business consisting of, Shannon Masjedi - President-CEO founder and product inventor with over 20 years of experience in the retail food and beverage industry; CFO Frank Igwealor, has extensive years of experience in the finance industry with private and public companies. Eddie Masjedi, Executive manager and business development with many years of experience within the manufacturing and distribution arena and Marc Shenkman, is Chairman of the Board with many years of experience within the finance arena.

Legal Proceedings

Except as provided below, there are no legal proceedings that have occurred within the past ten years concerning our directors or officers which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Shannon Masjedi, our CEO, filed for Chapter 7 bankruptcy in 2010 that was discharged in August 2011.  Marc Shenkman, filed for Chapter 11 bankruptcy in 2010, which filing was dismissed but not discharged in May 2012.

No other director or officer has filed for or been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our or has a material interest adverse to us or any of our subsidiaries.

The only pending or threatened litigation is a lawsuit filed by Plaintiff Tara Spencer against Pacific Ventures Group, Inc., and Snobar Holdings, Inc.. The complaint was filed in the Los Angeles Superior Court on January 24, 2017, Case Number BC648085. The Plaintiff is seeking $29,102.76. The case is an attempt to enforce, against the Defendants in this case, a Labor Commission judgment against International Production Impex Corp. The Defendants intend to vigorously defend this action.  Based upon the facts that we currently know, we believe a favorable outcome is likely.

Property

Our corporate headquarters are now located at 117 West 9th Street, Suite 316, Los Angeles, California 90015.

We occupy an aggregate of approximately 655 square feet pursuant to various leases. The leases for Suites 316 are on a month-to-month basis.  We believe that our third party manufacturing facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Property and equipment are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. The estimated useful lives are as follows: vehicles, five years; office furniture and equipment, three to fifteen years; equipment, three years.

Property, plant and equipment at December 31, 2016 and 2015, consisted of:

	December 31, 2016	December 31, 2015
Computers	$15,985.53	$15,985.53
Freezers	39,152.82	106,069.29
Office Furniture	15,686.82	15,686.82
Rugs	6,000.00	6,000.00
Software – Accounting	2,901.07	2,901.07
Telephone System	5,814.00	5,814.00
Video Camera	1,527.95	1,527.95

Accumulated Depreciation	(55,230.67)	(52,235.92)

Net Book Value	$31,837.52	$34,832.27

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders by plurality of vote at each annual stockholders meeting and each director hold office until his successor has been duly elected and qualified or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors.

The name, age, and position of our present officers and directors is set forth below:

Name	Age	Position

Shannon Masjedi	45	Chief Executive Officer, President, Secretary and Director

Marc Shenkman	56	Chairman of the Board and Director

Eddie Masjedi	46	Executive Manager – Business Development

Frank I Igwealor, CPA	45	Chief Financial Officer

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Shannon Masjedi. Ms. Masjedi, as Chief executive Officer, President, Secretary and Director of Pacific Ventures, in accordance with its Bylaws, will be responsible for, among other things, the general supervision of the affairs of Pacific Ventures, have general control of all of its business, be responsible for implementing the its long term plans, and preside when present at all meetings of the stockholders and the Board of Directors.  As Secretary of Pacific Ventures, Ms. Masjedi, will be responsible for, among other things, attending all meeting of the stockholders, the Board, and, as required, committees of the Board and recording all the proceedings of such meetings in books to be kept for that purpose.  Ms. Masjedi has served as a director and chairman of the board of directors, chief executive officer, president, vice president, treasurer, chief financial officer, secretary of SnöBar Holdings since January 2013. From June 1, 2010 to present, Ms. Masjedi worked as a director of operations for International Production Impex Corporation ("IPIC"), where she implemented all current operating platforms including development of SnöBar product line, packaging and research and development and oversaw all day-to-day operations of IPIC as well as managing all the contractors of IPIC.  Ms. Masjedi was in charge of all compliance and regulatory issues for IPIC and obtained all necessary licenses for IPIC to distribute and export products worldwide.  Ms. Masjedi attended Arizona State University where she studied Aeronautical engineering, She also attended flight school and obtained her pilots license.  Ms. Masjedi has had extensive experience with creating the distribution platform for SnöBar product line in the alcohol industry.  Her knowledge in the frozen ice cream category, food, beverage and alcohol category combined make her indispensable to Pacific Ventures Group. Ms. Masjedi has long standing relationships within these industries which allow SnöBar products to be distributed efficiently.  Ms. Masjedi does not hold, and has not previously held, any directorships in any other reporting companies. In 2010, Ms. Masjedi filed for Chapter 7 bankruptcy, which was discharged in August 2011.

Marc Shenkman. Mr. Shenkman, as a director and chairman of the board of Pacific Ventures, in accordance with its Bylaws, will .preside when present at all meetings of the stockholders and the Board of Directors.  Mr. Shenkman has served as a director of SnöBar Holdings since January 2013. From year 2000 to present, Mr. Shenkman worked as the President of Priority Financial Network.  Priority Financial Network is a mortgage brokerage company that closed over $2 billion in FHA, and "A" through "D" residential and commercial loans over the past several years.  While working at Priority Financial Network, Mr. Shenkman has been producing personal loans in the range of $60 million to $100 million per year and managing over 89 employees and loan officers. Mr. Shenkman graduated from the University of Vermont with a Bachelor of Arts in Economics and a Bachelor of Arts in Political Science. Mr. Shenkman brings knowledge and experience in the banking and financial industries.  His experience in the financial markets will help Pacific Ventures Group navigate in the public marketplace. Mr. Shenkman does not hold, and has not previously held, any directorships in any other reporting companies. Mr. Shenkman was a member of Raynol LLC which filed for Chapter 11 bankruptcy in May 2010, which bankruptcy was dismissed (not discharged) in May 2012.

Committee of our Board of Directors
Our Shares of common stock are not quoted on an exchange that requires a majority of our Board members be independent.  We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole.  Because we have only three directors, none of whom are independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.  Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•	understands generally U.S. GAAP and financial statements,

•	is able to assess the general application of such principles in connection with

•	accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Code of Business Conduct and Ethics

Our company has adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and
•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 1.3 to our Registration Statement of which this Prospectus is a part.

Board of Directors

Our Chairman, President and CEO hold office until the completion of their term of office or until their successor(s) have been elected.  All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none), serve at the discretion of the board.

Currently, our board of directors are comprised of Marc Shenkman and Shannon Masjedi.

Involvement in Certain Legal Proceedings

During the past Five years, no present director, executive officer or person nominated to become a director or an executive officer of us:

(1) had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within ten years before the time of such filing;

(2)  was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)  was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

(4)  was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

(5)  was found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

PACV COMPENSATION

The following table sets forth certain compensation information for:

(i)	PACV's principal executive officer or other individual serving in a similar capacity during fiscal years ended December 31, 2016 and 2015;
(ii)
our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2016 and 2015 whose compensation exceed $100,000; and

(iii)
up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2016 and 2015. Compensation information is shown for the fiscal years ended December 31, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Shannon Masjedi, CEO	2016	-0-	-0-	-0-	-0-	-0-	-0-
	2015	-0-	-0-	-0-	-0-	-0-	-0-

SNÖBAR COMPENSATION

The following table sets forth certain compensation information for:

(i)	SnöBar Holdings' principal executive officer or other individual serving in a similar capacity during the fiscal years ended December 31, 2016 and 2015;

(ii)
SnöBar Holdings' two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at December 31, 2016 and 2015 whose compensation exceed $100,000; and

(iii)
up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2016 and 2015. Compensation information is shown for the fiscal years ended December 31, 2016 and 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	All Other Compensation ($)	Total ($)

Shannon Masjedi, President	2016	$-0-	$-0-	-0-	-0-	-0-	$-0-
	2015	160,000	-0-	-0-	-0-	-0-	-0-

Marc Shenkman, Vice President	2016	-0-	-0-	-0-	-0-	-0-	-0-
	2015	$-0-	$-0-	-0-	-0-	-0-	-0-

Compensation of Executive Officers

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of the new directors has received any compensation specifically for their services as a director.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of plan-based awards during the period ended December 31, 2016. We have no activity with respect to grants of plan-based awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units held by our named executive officers vested during the period ended December 31, 2016. We have no activity with respect to these items.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of December 31, 2016 that would be compensatory to the officer. All stock awards to our officers vested upon award.  Our directors may grant awards as they sees fit to our employees as well as key consultants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At December 31, 2016, we had 27,297,364 shares of common stock and 1,000,000 shares of preferred stock issued and outstanding.  The following tables set forth information known to us as of December 31, 2016 relating to the beneficial ownership of shares of our voting securities by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;

•	each director;

•	each named executive officer; and

•	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Pacific Ventures Group, Inc., 117 West 9th Street, Suite 316, Los Angeles, California 90015.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

COMMON STOCK

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class Common Before Offering(3)
Executive Officers and Directors

Shannon Masjedi (3)	15,864,639	58.12%
Marc Shenkman (4)	650,000	2.38%
All officers and directors (2 group)[1]	16,514,639	60.87%

5% Shareholder
ACD Trust (3)	15,864,639	58.12%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock held by them. Applicable percentage ownership is based on 27,297,364 shares of our Common Stock outstanding as of December 31, 2015.

(2)	Consists of 100,000 shares of our Common Stock owned directly by Shannon Masjedi.
(3)
Consists of 15,864,639 shares of our Common Stock owned by ACD Trust ("Trust"). The trustee of the Trust is Shannon Masjedi who holds voting and investment power over the shares of our Common Stock owned by the Trust. In addition, Ms. Masjedi owns 1,000,000 shares of Series E Preferred stock with such shares having a 10 to1 voting preference where every one share of preferred stock is equivalent in votes to ten shares of Common Stock. As such, Ms. Masjedi would have 69.35% of the voting control of the issued and outstanding stock when the 10,000,000 shares of voting are added to the existing 27,297,364 shares of issued and outstanding Common Stock, for an aggregate total of 37,297,364 shares of issued and outstanding Common Stock.

(4)	Consists of 650,000 shares of our Common Stock owned directly by Mr. Shenkman.

PREFERRED STOCK

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class Preferred
Executive Officers and Directors

Shannon Masjedi (2)	1,000,000	100.00%
Marc Shenkman (4)	0	0.00%
All officers and directors (2 group)[1]	1,000,000	100.00%

5% Shareholder
ACD Trust (3)	0	100.00%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our preferred stock held by them. Applicable percentage ownership is based on 1,000,000 shares of our Preferred Stock (Series E Preferred Stock) outstanding as of December 31, 2015.

(2)
Consists of 1,000,000 shares of our Series E Preferred Stock owned directly by Shannon Masjedi. Series E Preferred Stock have a 10 to1 voting preference where every one share of preferred stock is equivalent in votes to ten shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The descriptions set forth above under the captions "The Share Exchange and Related Transactions—Share Exchange Agreement," "—Piggyback Registration Rights," "—Leak-Out Agreements" and "—Anti-Dilution Agreement" are incorporated herein by reference.

We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

January 2011.  MAS Global Distributors, Inc. ("MGD"), which is now a majority owned subsidiary of SnöBar, entered into an unsecured promissory note with an officer and shareholder of PACV.  The note had a principal balance of $150,000 with an interest rate of 3% per annum and has a maturity date of December 31, 2018.  The balance of the note at December 31, 2016 was $111,863.

February of 2012.  MGD entered into an unsecured promissory note with a shareholder of PACV.  The note had a principal balance of $30,000 with an interest rate of 8% per annum and an initial maturity date of August 1, 2014, as extended to February 1, 2017.  The note's balance is $25,000 as of December 31, 2016 and 2015 respectively.

SnöBar entered into a promissory note agreement with a family member and former officer to purchase all shares and interests in IPIC, including liquor licenses, for a purchase price of $500,000.  The note bears no interest and payments are due in five installments of $100,000 due each year beginning on December 31, 2013 and going through December 31, 2017.  The entire purchase price of $500,000 was expensed in 2013 and the balance on the note was $299,522 and $392,772 as of December 31, 2016 and 2015 respectively.

March 14, 2013.  SnöBar entered into an unsecured promissory note with a shareholder of PACV.  The note had a principal balance of $10,000 with an interest rate of 5% per annum and had an initial maturity date of March 14, 2014, as extended to December 14, 2017. The note is current and has an outstanding balance of $6,000 and $6,000 as of December 31, 2016 and 2015 respectively.

March 14, 2013.  SnöBar entered into an unsecured promissory note with a shareholder of PACV. The note had a principal balance of $87,121 with an interest rate of 5% per annum and had an initial maturity date of March 14, 2014 as extended to February 1, 2017.  The note is current and the entire balance is still owed and outstanding.

July 22, 2013.  SnöBar entered into an unsecured promissory note with a shareholder of PACV. The note's is due on demand, has a principal balance of $15,000 with an interest rate of 5% per annum.

February 24, 2014.  SnöBar entered into an unsecured promissory note with a shareholder of PACV. The note had a principal balance of $20,000 with an interest rate of 8% per annum and a maturity date of 30 days from execution of the note, which date was extended to February 1, 2018.

December 31 2014, SnöBar entered into an unsecured promissory notes with an entity owned by a shareholder of PACV.  The notes aggregated $16,000 with an interest rate of 2% per annum and are due on Dec 31 2019.

December 31, 2016.  An officer PACV advanced $48,579 to IPIC to pay for operating expenses.

 May 19, 2014, Snöbar Holdings entered into a secured convertible promissory note with a principal balance of $500,000. The note was secured by interests in cash, accounts receivable, other receivables, inventory, supplies, other assets of Snöbar Holdings including general intangibles and rights of each liquor license owned by SnoBar Trust. The note has an interest rate of 10% and an original maturity date of December 31, 2015. The Company was to make interest only payments beginning July 1, 2014.

In January of 2016 the company decided to enter into renegotiation period for the repayment terms of the modification dated January 29, 2015.  On February 9, 2017 the company settled all principal balances and extended the final payment of the note to March 15, 2020.

In March of 2017 the company entered into a promissory note and received funds of 157,500. The note bears an 8% interest per annum and the terms are 6 months.  The note can be repaid in equity or in cash at the companies discretion.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;

•	disclose in any and all filings with the SEC, where required;

•	obtain disinterested directors' consent; and

•	obtain shareholder consent where required.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 110,000,000 shares, of which 100,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 shares are preferred stock, par value $0.001 per share.  As of December 31, 2016, there were 27,297,364 shares of PACV common stock outstanding.

Common Stock

Subject to certain limitations discussed below, holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Cumulative Voting.  Holders of our common stock do not have cumulative voting rights.

Preemptive Rights.  Holders of PACV common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the PACV common stock. The rights of the holders of PACV common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividends.  Subject to certain limitations discussed below, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

Leak-Out Agreements

Each SnöBar shareholder that received 100,000 or more shares of our common stock pursuant to the Share Exchange executed a two-year "leak-out agreement" pursuant to which such shareholder agreed their respective shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning one year after the date of the closing of the Share Exchange Agreement, such SnöBar shareholder is permitted to sell up to 3% of the shares of PACV common stock he or she received pursuant to the Share Exchange in any ninety day period. All leak-out restrictions expire twenty-four months after the closing of the Share Exchange.

Piggyback Registration Rights

Pursuant to the terms of the Share Exchange Agreement, recipients of our shares issued pursuant to the Share Exchange (22,474,000 shares of our Common Stock) and Other Issuance (2,500,000 shares of our Common Stock), including SnöBar shareholders and certain other persons (collectively, "Recipients of Pacific Ventures Shares"), or their permitted transferees are entitled to piggyback rights with respect to the registration of their shares under the Securities Act. These registration rights will expire when such security holder is able to sell all of its shares pursuant to Rule 144 of the Securities Act, without any volume or timing restrictions. In an underwritten offering, the underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include in an offering.

If we propose to register the offer and sale of any of our securities under the Securities Act, in connection with the public offering of such securities the Recipients of Pacific Ventures Shares, or their permitted transferees, will be entitled to certain "piggyback" registration rights allowing the Recipients of Pacific Ventures Shares to include their shares in such registration, subject to certain marketing and other limitations that may be imposed by the underwriters, if any, in such a registration. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a registration related to an employee benefit plan; or, (2) a registration related to a corporate reorganizations or certain other transactions under Rule 145 of the Securities Act, the Recipients of Pacific Ventures Shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Generally, we are required to bear all registration expenses, other than selling expenses such as underwriting discounts and selling commissions, incurred in connection with the piggyback registration described above.

Anti-Dilution Agreement

Pursuant to the terms of the Share Exchange Agreement, to prevent the dilution of the percentage of ownership interest of certain recipients (collectively, "Anti-Dilution Recipients") of shares of PACV common stock pursuant to the Other Issuance, we entered into an Anti-Dilution Agreement, whereby for a period of two (2) years after the Closing Date ("Term"), if we issue additional shares ("Additional Shares") of PACV common stock, and the purchase price per share of PACV common stock is less than $0.50 ("floor price"), adjusted by any split or reverse split in the number of shares of Common Stock of the Company ("as Adjusted"), which occurs after the date of the Other Issuance ("Dilutive Transaction"), contemporaneously with the Dilutive Transaction, we will issue to Anti-Dilution Recipients additional shares of our PACV common stock in an amount which provides them with the ownership percentage interest which they would have held in PACV represented by the shares of PACV common stock issued to them pursuant to the Other Issuance had the Additional Shares been sold at $0.50 per share of Common Stock, as Adjusted.

Preferred Stock

We are authorized to issue 10,000,000 shares of "blank check" preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company's board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series E Preferred Stock

Series E Preferred Stock was authorized for issuance in October 2006 for up to 1,000,000 shares. Under the rights, preferences and privileges of the Series E Preferred Stock, the holders of the preferred stock receive a 10 to 1 voting preference over common stock. Accordingly, for every share of Series E Preferred Stock held, the holder received the voting rights equal to 10 shares of common stock. The Series E preferred Stock is not convertible into any other class of stock of the Company and has no preference to dividends or liquidation rights. As of December 31, 2016, there were 1,000,000 Series E Preferred shares outstanding. Concurrently with the initial closing of the transactions contemplated by the Share Exchange Agreement, our CEO purchased 1,000,000 shares of Series E Preferred Stock, par value $0.001 per share for an aggregate purchase price of $100.

Transfer Agent

Our transfer agent is Action Stock Transfer Corporation, 2469 East Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, Telephone (801) 274-1088 and Facsimile (801) 274-1099.

See also Plan of Distribution regarding negative implications of being classified as a "Penny Stock."

Share Purchase Warrants

We do have warrants with certain shareholders however they have not been exercised as of yet. Certain shareholders have been issued warrants that were issued during the Share Exchange Agreement dated September 25 2015.

Options

 We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

On February 13, 2017, we issued to an investor, an 8% per annum short-term Convertible Note with aggregate principal face amount of One Hundred Seventy Two Thousand Five Hundred Dollars (U.S. $172,500.00) due on August 13, 2017.   The Holder of the Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to the lower of: (i) the closing bid price of the Common Stock as reported on the National Quotations Bureau OTC Market exchange which the Company's shares are traded or any exchange upon which the Common Stock may be traded in the future ("Exchange"), on the date on which this Note is funded, or (ii) $1.00 per share.  We have no other outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Cash Dividends

Subject to certain limitations discussed below, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Authorized but Un-issued Capital Stock

The board of directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by current stockholders.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this Prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Preferred Stock

In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Stock Transfer Agent

Pacific Ventures' transfer agent is Action Stock Transfer Corporation, 2469 East Fort Union Blvd, Suite 214, Salt Lake City, Utah 84121, Telephone (801) 274-1088 and Facsimile (801) 274-1099.

INTEREST OF NAMED EXPERTS

Our audited financial statements for the year ended December 31, 2016 and 2015 and the related statements of operation, changes in shareholders' equity and cash flows, included in this Prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report by the firm of Dylan Floyd Accounting & Consulting, a California Certified Public Accounting firm operating from their offices located at 20909 Judah Ln, Santa Clarita, CA 91321, given on the authority of such firm as experts in accounting and auditing.

The Law firm of Fox Rothschild, LLP., located at 1800 Century Park E #300, Los Angeles, CA 90067, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this Offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

(1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

Our certificate of incorporation and bylaws provide that we "may indemnify" to the full extent of its power to do so, all directors, officers, employees, and/or agents. It is anticipated that we will indemnify its officer and director to the full extent permitted by the above-quoted statute.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

Our auditors are the firm of Dylan Floyd Accounting & Consulting, a California Certified Public Accounting firm operating from their offices located at 20909 Judah Ln, Santa Clarita, CA 91321. There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, located on 100 F Street NE, Washington, D.C. 20549, Current Reports on a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering.  We also have filed with the U.S. SEC (the "SEC"), located on 100 F Street NE, Washington, D.C. 20549, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

You may request, and we will voluntarily provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

PACIFIC VENTURES GROUP, INC.
117 West 9th Street, Suite 316,
Los Angeles, California 90015
Tel. (310) 392-5606

December 31, 2016 and 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Pacific Ventures Group Inc.
Independent Auditors' Report

We have audited the accompanying consolidated balance sheet of Pacific Ventures Group Inc. (the "Company") as of December 31, 2016 and December 31, 2015 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 2016 for the year ended December 31, 2015 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of Public Company Auditing Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Ventures Group Inc. as of December 31, 2016 and the results of its operations and its cash flows for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.
The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $5,357,734 and a negative cash flow from operations amounting to $487,089 for the year ended December 31, 2016. These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Albert Garcia, CPA
DylanFloyd Accounting & Consulting
Newhall, California
April 11, 2017

Member AICPA, PCAOB : Newhall , CA 91321 : Tel No. 818.813.2797 : www.DylanFloydsolutions.com

PACIFIC VENTURES GROUP, INC.
Condensed Consoldiated Balance Sheets

	December 31,	December 31,
	2016	2015

ASSETS
Current Assets:
Cash and cash equivalents	$25,284	$210
Accounts receivable	983	-
Inventory, net	-	2,020
Deposits	1,500	1,500
Total Current Assets	27,767	3,730

Fixed Assets
Fixed assets, net	31,838	35,831
Total Fixed Assets	31,838	35,831

TOTAL ASSETS	$59,605	$39,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank overdraft	$-	$-
Accounts payable	177,475	206,383
Accrued expenses	241,692	189,433
Deferred revenue	15,042	90,042
Current portion, notes payable	26,510	28,510
Current portion, notes payable - related party	110,081	253,140
Current portion, leases payable	-	-
Total Current Liabilities	570,800	767,507

Long-Term Liabilities:
Notes payable - related party	404,636	527,333
Notes payable	671,154	132,821
Total Long-Term Liabilities	1,075,790	660,154

Total Liabilities	$1,646,590	$1,427,661

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001 par value, 10,000,000 shares authorized,
none issued and outstanding	$-	$-
Class A common stock, $.001 par value, 100,000,000 shares
authorized, 27,264,864 and 27,264,864 issued and outstanding,
respectively	27,297	25,799
Class B common stock, $.001 par value, 10,000,000 shares
authorized, 1,000,000 issued and outstanding, respectively	1,000	1,000
Additional paid in capital	3,742,452	3,455,745
Accumulated deficit	(5,357,734)	(4,870,645)

Total Stockholders' Equity (Deficit)	(1,586,984)	(1,388,100)

Total Liabilities and Stockholders' Equity (Deficit)	$59,605	$39,561

The accompanying notes are an integral part of these condensed consolidated financial statements.

PACIFIC VENTURES GROUP, INC.
Condensed Consolidated Statements of Operations

	For the Year Ended,
	December 31,
	2016	2015

Sales, net of discounts	$4,763	$255,213
Cost of Goods Sold	(2,020)	(113,118)
Gross Profit	2,742	142,096

Operating Expenses
Selling, general and administrative	357,977	172,237
Depreciation expense	3,993	3,993
Salaries and wages	11,875	16,666
Operating Expenses/(Loss)	373,846	192,896

Loss from Operations	(371,103)	(50,800)

Other Non-Operating Income and Expenses
Interest expense	(28,409)	(80,619)
Extraordinary Items	(87,577)	66,867

Net Income/(Loss) before Income Taxes	(487,089)	(64,552)

Provision for income taxes	-	-

Net Income/(Loss)	$(487,089)	$(64,552)

Basic and Diluted Loss per Share - Class A Common Stock	$(0.01784)	$(0.00250)
Basic and Diluted Loss per Share - Class B Common Stock	$(0.4871)	$(0.0646)

Weighted Average Number of Shares Outstanding:
Basic and Diluted Class A Common Stock	27,297,364	25,799,031
Basic and Diluted Class B Common Stock	1,000,000	1,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

PACIFIC VENTURES GROUP, INC.
Statement of Stockholders' Equity (Deficit)
For the Years Ended December 31, 2016 and 2015

	Preferred Stock		Class A Common Stock		Class B Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity

Balance, December 31, 2012	-	$-	-	$-	-	$-	$-	$(1,682,243)	$(1,682,243)

Shares issued for exchange agreement			1,154,500	1,154			971,846		973,000
Debt converted into shares			428,900	429			999,571		1,000,000
Shares sold for cash			751,729	752			949,248		950,000
Imputed interest - contributed capital							11,531		11,531
Founder's shares			14,832,733	14,833	1,000,000	1,000			15,833
Shares issued for services			2,043,200	2,043			38,012		40,055
									-
Net loss for the year ended December 31, 2013								(2,601,495)	(2,601,495)

Balance, December 31, 2013	-	$-	19,211,062	$19,211	1,000,000	$1,000	$2,970,208	$(4,283,738)	$(1,293,319)
									-
Note conversion			111,328	111			159,889		160,000
									-
Net loss for the year ended December 31, 2014								(1,136,693)	(1,136,693)

Balance, December 31, 2014	-	$-	19,322,390	19,322	$1,000,000	$1,000	-	$(5,420,431)	$(2,270,012)
									-
Note conversion			6,476,641	6,477			346,356		352,833

Prior period adjustment								614,338	614,338
									-
Net loss for the year ended December 31, 2015								(85,260)	(85,260)

Balance, December 31, 2015	-	$-	25,799,031	$25,799	1,000,000	$1,000	$3,455,745	$(4,870,645)	$(1,388,101)

Note conversion			1,498,333	1,498			286,706		288,205
									-
Net loss for the year ended December 31, 2016								(487,089)	(487,089)

Balance, December 31, 2016	-	$-	27,297,364	$27,297	1,000,000	$1,000	$3,455,745	$(5,357,734)	$(1,586,985)

The accompanying notes are an integral part of these condensed consolidated financial statements.

PACIFIC VENTURES GROUP, INC.
Condensed Consolidated Statements of Cash Flows

	For the Year Ended,
	December 31,
	2016	2015

OPERATING ACTIVITIES
Net loss	$(487,089)	$(64,552)
Adjustments to reconcile net loss to
net cash used in operating activities:
Shares issued for services	-	-
Depreciation	3,993	3,993
Changes in operating assets and liabilities
Accounts receivable	(983)	12,721
Inventory	2,020	56,237
Deposits	4,880	102,577
Accounts payable	(28,908)	(108,111)
Accrued expenses	(28,622)	(685,716)
Net Cash Used in Operating Activities	(534,708)	(682,851)

INVESTING ACTIVITIES
Disposal of fixed asset	-	233,289
Net Cash Provided By (Used In) Investing Activities	-	233,289

FINANCING ACTIVITIES
Proceeds from notes payable	10,000	526,709
Repayment of notes payable	-	(13,785)
Common stock issued for cash	371,776	80,738
Proceeds from related party notes payable	261,577
Prior period adjustment to retained earnings	(83,571)	-
Repayment on the leases payable	-	(48,301)
Repayment of note payable - related party		(93,000)
Net Cash Provided by Financing Activities	559,782	452,361

NET INCREASE (DECREASE) IN CASH	25,074	2,799
CASH AT BEGINNING OF PERIOD	210	(2,589)

CASH AT END OF PERIOD	$25,284	$210

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

SUPPLEMENTAL DISCLOSURS OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$28,409	$80,619
NON CASH FINANCING ACTIVITIES:
Issuance of shares for debt conversion	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

1.     NATURE OF OPERATIONS

The Company and Nature of Business
Pacific Ventures Group, Inc. (the "Company" or "Pacific Ventures") was incorporated under the laws of the State of Delaware on October 3, 1986, under the name AOA Corporation. On November 12, 1991, the Company changed its name to American Eagle Group, Inc. On October 22, 2012, the Company changed its name to Pacific Ventures Group, Inc.

The current structure of Pacific Ventures came from a reverse merger with Snöbar Holdings, Inc. ("Snöbar") through a share exchange. The reverse merger entered on August 14, 2015, by Pacific Ventures Group, Inc. and its stockholders through a share exchange agreement with Snöbar Holdings, Inc. ("Snöbar Holdings"), pursuant to which Pacific Ventures acquired 100% of the issued and outstanding shares of Snöbar Holdings' Class A and Class B common stock in exchange for 22,500,000 restricted shares of Pacific Ventures' common stock while simultaneously issuing 2,500,000 shares of Pacific Ventures' restricted common stock to certain other persons.

As the result of the reverse-merger and Share Exchange, Pacific Ventures became the holding company for Snöbar Holdings, Inc. and its affiliates and subsidiaries comprising Snobar Trust ("Trust"), International Production Impex Corporation ("IPIC"), and MAS Global Distributors, Inc. ("MGD").

Prior to the reverse-merger, Pacific Ventures operated as an insurance holding company and through its subsidiaries, marketed and underwrote specialized property and casualty coverage in the general aviation insurance marketplace.  However, in 1997, after selling several of its divisions, the Company's remaining insurance operations were placed into receivership and the Company ceased operating its insurance business.

Since the Share Exchange represents a change in control of the Company and a change in business operations, the business operations changed to that of Snöbar Holdings and the discussions of business operations accompanying this filing are solely that of Snöbar Holdings and its affiliates and subsidiaries comprising of Snobar Trust, IPIC, and MGD.

Snöbar Holdings, Inc. ("Snöbar Holdings") was formed in the State of Delaware on January 7, 2013.  Snöbar Holdings is the trustor and sole beneficiary of Snobar Trust, a California trust ("Trust"), which was formed in June 1, 2013. The current trustee that holds legal title to the Trust is Clark Rutledge, who is the father of Shannon Masjedi, who controls Snöbar Holdings. The Trust owns 100% of the shares of International Production Impex Corporation, a California corporation ("IPIC"), which was formed on August 2, 2001. IPIC is in the business of selling alcohol-infused ice cream and ice-pops, and holds all of the rights to the liquor licenses to sell such products and trade names "SnöBar". As such, the Trust holds all ownership interest of IPIC and its liquor licenses, permitting IPIC to sell its product to distributors, with all income, expense, gains and losses rolling up to the Trust, of which Snöbar Holdings is the sole beneficiary.  Snöbar Holdings also owns 99.9% of the shares of MAS Global Distributors, Inc., a California corporation ("MGD"). MGD is in the business of selling and leasing freezers and providing marketing services.  As a result of the foregoing, Snöbar Holdings is the primary beneficiary of all assets, liabilities and any income received from the business of the Trust and IPIC through the Trust and is the parent company of MGD.

The Trust and IPIC are considered variable interest entities ("VIEs") and Snöbar Holdings is identified as the primary beneficiary of the Trust and IPIC. Under ASC 810, Snöbar Holdings performs ongoing reassessments of whether it is the primary beneficiary of a VIE. As the assessment of Snöbar Holdings' management is that Snöbar Holdings has the power to direct the activities of a VIE that most significantly impact the VIE's activities (it is responsible for establishing and operating IPIC), and the obligation to absorb losses of the VIE that could potentially be significant to the VIE and the right to receive benefits from the VIE that could potentially be significant to the VIE's economic performance, it was therefore concluded by management that Snöbar Holdings is the primary beneficiary of the Trust and IPIC. As such, the Trust and IPIC were consolidated in the financial statements of Snöbar Holdings since the inception of the Trust, in the case of the Trust, and since the inception of Snöbar Holdings, in the case of IPIC.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

1.     NATURE OF OPERATIONS (continued)

Principles of Consolidation
The consolidated financial statements include the accounts of Pacific Ventures, Inc., Snöbar Holdings and its subsidiaries, in which Snöbar Holdings has a controlling voting interest and entities consolidated under the variable interest entities ("VIE") provisions of ASC 810, "Consolidation" ("ASC 810"). Inter-company balances and transactions have been eliminated upon consolidation.

The Company applies the provisions of ASC 810 which provides a framework for identifying VIEs and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements.

In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that is unable to make significant decisions about its activities, (3) has a group of equity owners that does not have the obligation to absorb losses or the right to receive returns generated by its operations or (4) the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both and substantially all of the entity's activities (for example, providing financing or buying assets) either involve or are conducted on behalf of an investor that has disproportionately fewer voting rights.

ASC 810 requires a VIE to be consolidated by the party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) that has both of the following characteristics: a) the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and b) the obligation to absorb losses of the VIE that could potentially be significant to the VIE, or the right to receive benefits from the VIE that could potentially be significant to the VIE.

A variable interest holder that consolidates the VIE is called the primary beneficiary. If the primary beneficiary of a variable interest entity (VIE) and the VIE are under common control, the primary beneficiary shall initially measure the assets, liabilities, and non-controlling interests of the VIE at amounts at which they are carried in the accounts of the reporting entity that controls the VIE (or would be carried if the reporting entity issued financial statements prepared in conformity with generally accepted accounting principles). ASC 810 also requires disclosures about VIEs in which the variable interest holder is not required to consolidate but in which it has a significant variable interest.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The consolidated financial statements include Pacific Ventures, Inc., a Delaware corporation, Snöbar Holdings, Inc. a Delaware corporation ("Snöbar Holdings"), MAS Global Distributors, Inc., a California corporation ("MGD"), International Production Impex Corporation, a California corporation ("IPIC"), and Snobar Trust, a California trust ("Trust"), which was established to hold IPIC, which in turn holds liquor licenses. All inter-company accounts have been eliminated during consolidation.  See the discussion in Note 1 above for variable interest entity treatment of the Trust and IPIC.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition - Sales revenues are generally recognized in accordance with the SAB 104 Public Company Guidance, when an agreement exists and price is determinable, the products are shipped to the customers or services are rendered, net of discounts, returns and allowance and collectability is reasonably assured. We are often entitled to bill our customers and receive payment from our customers in advance of recognizing the revenue. In the instances in which we have received payment from our customers in advance of recognizing revenue, we include the amounts in deferred or unearned revenue on our consolidated balance sheet.

Unearned Revenue - Certain amounts are received pursuant to agreements or contracts and may only be used in the conduct of specified transactions or the related services are yet to be performed. These amounts are recorded as unearned or deferred revenue and are recognized as revenue in the year/period the related expenses are incurred or services are performed. As at 12/31/2016, the Company has $15,042 in deferred revenue as a result of prepayment by two of its customers.  This is comparable to the Company year-end deferred revenue balance of $90,042 as at 12/31/2015.

Shipping and Handling Costs - The Company's shipping costs are all recorded as operating expenses for all periods presented.

Disputed Liabilities - The Company is involved in a variety of disputes, claims, and proceedings concerning its business operations and certain liabilities. We determine whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We assess our potential liability by analyzing our litigation and regulatory matters using available information. We develop our views on estimated losses in consultation with outside counsel handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should developments in any of these matters cause a change in our determination as to an unfavorable outcome and result in the need to recognize a material accrual, or should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such change in determination, judgment or settlement occurs.  As at 12/31/2016, the Company has $39,307.59 in disputed liabilities on its balance sheet.

In addition, on January 28, 2016, a labor dispute between IPIC and a former employee was ruled in favor of the former employee by the Labor Commissioner of the State of California.  This finding resulted in compensation expenses of $29,102.76 and an accrued liability of the same amount on IPIC book for the year ended December 31, 2016.

Non-Recurring Items – Non-recurring items come from discontinued operations, extraordinary items, unusual or infrequent items, or changes in accounting principles. Because these items are infrequent and did not constitute operating items they are not included in the Company's result of operation.  During the year ended 12/31/2016 the Company recorded a gain/loss of $33,998 as non-recurring items.

Cash Equivalents - The Company considers highly liquid instruments with original maturity of three months or less to be cash equivalents. As at 12/31/2016, the Company has $ 25,284 in Cash and Cash equivalent, compared to $210 as at 12/31/2015.

Accounts Receivable - Accounts receivable are stated at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts. The allowance is calculated based upon the level of past due accounts and the relationship with and financial status of our customers. The Company did not write off any bad debt during the years ended  12/31/2016 and 2015, and thus has not set an allowance for doubtful accounts.

Inventories - Inventories are stated at the lower of cost or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded. Inventory consists of finished goods and includes ice cream, popsicles and the related packaging materials.  As at 12/31/2016, the Company has $0 in Inventories, compared to $2020 as at 12/31/2015.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes - Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income/(Loss) Per Common Share - Income/(loss) per share of common stock is calculated by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding during the period. The Company has no potentially dilutive securities. Accordingly, basic and dilutive income/(loss) per common share are the same.

Property and Equipment - Property and equipment are carried at cost less accumulated depreciation and includes expenditures that substantially increase the useful lives of existing property and equipment. Maintenance, repairs, and minor renovations are expensed as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives or the term of the lease, as appropriate. The estimated useful lives are as follows: vehicles, five years; office furniture and equipment, three to fifteen years; equipment, three years.

Fair Value of Financial Instruments - The carrying amounts of Pacific Ventures' financial instruments, which include cash, accounts receivable, accounts payable, and accrued expenses are representative of their fair values due to the short-term maturity of these instruments.

Concentration of Credit Risk - Financial instruments that potentially subject Pacific Ventures to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains cash balances at financial institutions within the United States which are insured by the Federal Deposit Insurance Corporation ("FDIC") up to limits of approximately $250,000. The Company has not experienced any losses with regard to its bank accounts and believes it is not exposed to any risk of loss on its cash bank accounts.

Advertising Costs - The Company expenses advertising costs when incurred.   During the year ended 12/31/2016, the Company incurred $62,505.44 in Marketing and Advertising, compared to $22,060 for the year ended 12/31/2015.

Critical Accounting Policies - The Company considers revenue recognition and the valuation of accounts receivable, allowance for doubtful accounts, and inventory and reserves as its significant accounting policies. Some of these policies require management to make estimates and assumptions that may affect the reported amounts in Pacific Ventures' financial statements.

Recent Accounting Pronouncements - In June 2009, the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP").  Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

In April 2015, FASB issued Accounting Standards Update ("ASU") No. 2015-03, "Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs", to simplify presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU does not affect the recognition and measurement guidance for debt issuance costs. For public companies, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In April 2015, FASB issued ASU No. 2015-04, "Compensation – Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer's Defined Benefit Obligation and Plan Assets", which permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity's fiscal year-end and apply that practical expedient consistently from year to year. The ASU is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-05, "Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Customer's Accounting for Fees Paid in a Cloud Computing Arrangement", which provides guidance to customers about whether a cloud computing arrangement includes a software license. If such includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the arrangement does not include a software license, the customer should account for it as a service contract. For public business entities, the ASU is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2015, FASB issued ASU No. 2015-06, "Earnings Per Share (Topic 260): Effects on Historical Earnings per Unit of Master Limited Partnership Dropdown Transactions", which specifies that, for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a drop down transaction should be allocated entirely to the general partner. In that circumstance, the previously reported earnings per unit of the limited partners (which is typically the earnings per unit measure presented in the financial statements) would not change as a result of the dropdown transaction. Qualitative disclosures about how the rights to the earnings (losses) differ before and after the dropdown transaction occurs for purposes of computing earnings per unit under the two-class method also are required. The ASU is effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Earlier application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In June 2014, FASB issued ASU No. 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation". The update removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. In addition, the update adds an example disclosure in Risks and Uncertainties (Topic 275) to illustrate one way that an entity that has not begun planned principal operations could provide information about the risks and uncertainties related to the company's current activities. Furthermore, the update removes an exception provided to development stage entities in Consolidations (Topic 810) for determining whether an entity is a variable interest entity-which may change the consolidation analysis, consolidation decision, and disclosure requirements for a company that has an interest in a company in the development stage. The update is effective for the annual reporting periods beginning after December 15, 2014, including interim periods therein. Early application is permitted  with the first annual reporting period or interim period for which the entity's financial statements have not yet been issued (Public business entities) or made available for issuance (other entities). Our company adopted this pronouncement for year ended December 31, 2014.

In June 2014, FASB issued ASU No. 2014-12, "Compensation – Stock Compensation (Topic 718); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period". The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition.  We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2014, the FASB issued ASU 2014-15 on "Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

All other newly issued accounting pronouncements which are not yet effective have been deemed either immaterial or not applicable.

We reviewed all other recently issued accounting pronouncements and determined these have no current applicability to the Company or their effect on the financial statements would not have been significant.

3.  GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $487,089 for the year ended December 31, 2016, and has an accumulated deficit of $5,357,734 as at December 31, 2016.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is significantly dependent upon its ability, and will continue to attempt, to secure equity and/or additional debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These unaudited consolidated financial statements do not include any adjustments that might arise from this uncertainty.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

4.  INVENTORIES

Inventories at December 31, 2016 and 2015, consisted of the following:

	December 31, 2016	December 31, 2015
Finished Goods	$0.00	$2,020.34

5.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2016 and 2015, consisted of:

	December 31, 2016	December 31, 2015
Computers	$15,985.53	$15,985.53
Freezers	39,152.82	39,152.82
Office Furniture	15,686.82	15,686.82
Rugs	6,000.00	6,000.00
Software - Accounting	2,901.07	2,901.07
Telephone System	5,814.00	5,814.00
Video Camera	1,527.95	1,527.95

Accumulated Depreciation	$(55,230.67)	$(52,235.92)

Net Book Value	$31,837.52	$34,832.27

Depreciation expense for the year ended December 31, 2016 was $3,993 compared $3,993 for the same period of 12/31/2015.

6.  ACCRUED EXPENSE

As at 012/31/2016 the Company had accrued expenses of $241,692 compared to $189,433, for the year-end 12/31/2015. Accrued expenses include $29,103 from the IPIC Labor Commission finding, and Disputed liability of $39,308, Other accrued liabilities of $52,259, and Payroll liabilities of $83,120.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

7.  INCOME TAX

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

8.    RELATED PARTY TRANSACTIONS

In January 2011, MGD entered into an unsecured promissory note with an officer and shareholder.  The note had a principal balance of $150,000 with an interest rate of 3% and has a maturity date of December 31, 2018.  The balance of the note at December 31, 2016 was $111,863.

In February of 2012, MGD entered into an unsecured promissory note with a shareholder.  The note had an original principal balance of $30,000 with an interest rate of 8% and a maturity date of August 1, 2014.  The interest rate has been changed to 2% and the lender agreed to make all interest retroactive and deferred to maturity date of December 31, 2018.  The note's balance was $25,000 as of December 31, 2016 and December 31, 2015.

Snöbar Holdings entered into a promissory note agreement with a relative and former officer to purchase all shares and interests in IPIC, including liquor licenses, for $500,000.  The note bears no interest and payments are due in five installments of $100,000 due each year beginning on December 31, 2013 and going through December 31, 2017.  The entire purchase price of $500,000 was expensed in 2013.  As of December 31, 2016  and December 31, 2015, the balance on the note $392,772 and $219,522 respectively. In April of 2016, the company renegotiated its licensing rights contract and agreement in order to add accrual of late fees, legal fees and penalties by $173,250.  As at December 31, 2016, the balance on the note was $392,772.00.

On March 14, 2013, Snöbar Holdings entered into an unsecured promissory note with a shareholder.  The note had a principal balance of $10,000 with an interest rate of 5% and an original maturity date of March 14, 2014.  The maturity date has been extended to December 31, 2019, and interest rate has been reduced to 2%.  Lender also agreed to make all interest retroactive and deferred.  The note had an outstanding balance of $6,000 as of December 31, 2016 and December 31, 2015.

On March 14, 2013, MGD entered into an unsecured promissory note with a shareholder.  The note had a principal balance of $86,821 with an original interest rate of 5%, and an original maturity date of March 14, 2014.  Maturity date has been extended to December 31, 2019, and interest rate has been reduced to 2%, and lender agreed to make all interest retroactive and deferred.  The balance of the note was $86,821 as of December 31, 2016 and December 31, 2015.

On July 22, 2013, Snöbar Holdings entered into an unsecured promissory note with a shareholder.  The note had a principal balance of $15,000 with an original interest rate of 5%.  Maturity date has been extended to December 31, 2018, and interest rate has been reduced to 2%, and lender agreed to make all interest retroactive and deferred.   The balance of the note was $15,000 as of December 31, 2016 and December 31, 2015.

On February 24, 2014, Snöbar Holdings entered into an unsecured promissory note with a shareholder.  The note had a principal balance of $20,000 with an interest rate of 8% and a maturity date of 30 days from execution of the note.  The maturity date was extended to February 1, 2017.  As of December 31, 2014, the balance of the notes was $20,000.  The note was converted to 100,000 shares common stock on July 15, 2015, leaving a balance of $0 as of December 31, 2016 and December 31, 2015.

During the year ended December 31, 2014, Snöbar Holdings entered into unsecured promissory notes with an entity owned by a shareholder.  The notes had a total principal balance of $16,000 with an interest rate of 2% and were due on demand.  Maturity date has been modified to December 31, 2019, and lender agreed to make all interest retroactive and deferred.  The balance of the notes were $16,000 as of December 31, 2016 and December 31, 2015.

On February 23, 2012, Snöbar Holdings entered into a secured promissory note with a shareholder.  The note had a principal balance of $10,000 with no interest rate.  The note is due upon demand.  The balance of the note was $10,000 as of December 31, 2016 and December 31, 2015.

As of December 31, 2016 and December 31, 2015, an officer has advanced $6,130 to IPIC to pay for operating expenses.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

9.    NOTES PAYABLE

On December 9, 2013, Snöbar Holdings entered into an unsecured promissory note.  The note had a principle balance of $100,000 with an interest rate of 6% and maturity date of February 9, 2014.  During 2014, an additional $60,000 was borrowed for a total balance of $160,000. In 2014, Snöbar Holdings issued 111,328 shares of its Class A Common Stock to pay off the entire principal balance along with accrued interest.

In February 2014, MGD entered into a secured promissory note with a principal balance of $10,000. The note was secured by interests in tangible and intangible property of MGD.  The Company is to make payments of $181 each business day (Monday through Friday) until the loan is paid off.  The effective interest rate on the note is 137%.  The note has been paid and the outstanding balance is $1000 as of December 31, 2016 and 2015.

On March 10, 2014, MGD entered into a secured promissory note with a principal balance of $23,000.  The note was secured by MGD future sales and accounts receivable totaling $31,970.   The Company was to remit 2% of revenues and accounts receivables daily until the entire balance of $31,970 has been received.  The outstanding balance on the notes was paid off by other financing and has a balance of $0 as of December 31, 2016 and December 31, 2015.

On May 19, 2014, Snöbar Holdings entered into a secured convertible promissory note with a principal balance of $500,000.  The note was secured by interests in cash, accounts receivable, other receivables, inventory, supplies, other assets of Snöbar Holdings including general intangibles and rights of each liquor license owned by SnoBar Trust.  The note has an interest rate of 10% and an original maturity date of December 31, 2015.  The Company was to make interest only payments beginning July 1, 2014.  The lender determined Snöbar Holdings to be in default and on January 29, 2015, entered into a mutually agreed loan modification.  The agreement increased the principal balance of the note as of December 31, 2014 to $527,333 and all interest due and payable was deemed to have been paid and the conversion rights of the note were removed.  The modification also removed and deleted, in its entirety, all secured interests in cash, accounts receivable, other receivables, inventory, supplies, and other assets of Snöbar Holdings, including intangibles, and rights of each liquor license owned by Snöbar Trust.

The maturity date was December 31, 2015 if Snöbar Holdings is not in default, the maturity date of the note should automatically be extended to December 31, 2016 ("First Extended Maturity Date"). Commencing on January 1, 2016, Snöbar Holdings will make monthly payments of $15,000 until the First Extended Maturity Date.  Assuming Snöbar Holdings is not in default with respect to its obligations as of the First Extended Maturity Date, the note shall automatically be extended to December 31, 2017 ("Second Extended Maturity Date").  Commencing on January 1, 2017, the monthly payments will be increased to $25,000 for every month until the Second Extended Maturity Date.  All accrued but unpaid interest, charges and the remaining principal balance of the note is fully due and payable on the Second Extended Maturity Date.  The balance of the note as of December 31, 2016 and December 31, 2015 is $527,333.

On 2/13/2017, Pacific Ventures entered settlement with one of its creditors for $527,333 of its long-term notes payable. The agreement called for issuance of 400,000 shares of PACV restricted common stocks and $200,000 in future cash payment comprising of $25,000 on March 31, 2017, $25,000 on March 31, 2018, $25,000 on March 31, 2019, and $125,000 on March 31, 2020.  As of March 10, 2017, Pacific Ventures has issued to the creditor, 400,000 shares of PACV restricted common stocks, and has also paid the $25,000 for the required March 31, 2017 cash payment.

On August 22, 2014, IPIC entered into a secured promissory note with a principal balance of $15,000.  The note was secured by interests in all accounts, cash, deposit accounts, documents, equipment, general intangibles and inventory of International Production IMPEX Corp.  The Company was to make daily payments of $163 until the entire balance was paid off for an estimated total payment of $20,550.  The effective interest rate on the note was 192%.  This loan was purchased by the lender mentioned in the paragraph above and the outstanding balance is $0 as of December 31, 2016 and December 31, 2015.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

10.    STOCKHOLDERS' EQUITY

Share Exchange

On August 14, 2015, Snöbar Holdings entered into a Share Exchange Agreement ("Exchange Agreement") with Pacific Ventures Group, Inc., a Delaware corporation ("Pacific Ventures"), and Snöbar Holdings' shareholders ("Snöbar Shareholders") who hold of record (i) at least 99% and up to 100% of the total issued and outstanding shares of Class A Common Stock and (ii) 100% of the total issued and outstanding shares of Class B Common Stock. In accordance with the terms and provisions of the Exchange Agreement, Pacific Ventures shall acquire (i) at least 99% and up to 100% of the total issued and outstanding shares of Snöbar Holdings' Class A Common Stock and (ii) 100% of the total issued and outstanding shares of Snöbar Holdings' Class B Common Stock from Snöbar Holdings' Shareholders, thus making Snöbar Holdings a majority-owned or wholly-owned subsidiary, in exchange for the issuance to the Snöbar Shareholders of at least 22,285,000 and up to 22,500,000 shares of restricted common stock of Pacific Ventures for each share of common stock of Snöbar while simultaneously issuing 2,500,000 shares of restricted common stock of Pacific Ventures to certain other persons.

The 2,500,000 shares of restricted common stock were issued for the following:

600,000 shares of restricted common stock were issued for services for a total of $326,900 of non-cash expenses.

A former officer of Pacific Ventures received 1,000,000 shares of restricted common stock in exchange for his 1,000,000 shares of Series E Preferred Stock.

900,000 shares of restricted common stock were issued to extinguish $21,675 of debt due to an officer and shareholder of Pacific Ventures.

Preferred Stock was authorized October 2006 for up to 10,000,000 shares.  Under the rights, preferences and privileges of the Series E Preferred Stock, the holders of the preferred stock receive a 10 to 1 voting preference over common stock.  Accordingly, for every share of Series E Preferred Stock held, the holder received the voting rights equal to 10 shares of common stock.  The Series E Preferred Stock is not convertible into any other class of stock of the Company and has no preferences to dividends or liquidation rights.   As of December 31, 2015 there are 1,000,000 shares of Preferred Class E Stock issued and outstanding.

From January 1, 2016 through December 31, 2016, the company sold 1,498,333 shares of its common stock to various investors for cash and other considerations.

Common Stock was authorized October 22, 2012 for up to 100,000,000 shares, par value $0.001 per share.  Common Stock shareholders get one vote per share.  As of December 31, 2016 and December 31, 2015, there were 27,297,364 and 25,799,031 shares of Common Stock outstanding.

Pacific Ventures Group, Inc.
Notes to Condensed Consolidated Financial Statements

11. COMMITMENTS, CONTINGENCIES AND UNCERTAINTIES

Capital Lease
MGD leased certain machinery and equipment in 2014 and 2013 under an agreement that is classified as a capital lease.  The cost of equipment under capital leases is included in the balance sheets as property, plant and equipment and was $0 and $0 at December 31, 2015 and 2014, respectively.  Accumulated depreciation of the leased equipment was $0 as of December 31, 2016 and December 31, 2015.

Operating Lease
The Company is currently obligated under two operating leases for office spaces and associated building expenses.  Both leases are on a month to month basis.

12.   SUBSEQUENT EVENTS

ASC 855-16-50-4 establishes accounting and disclosure requirements for subsequent events. ASC 855 details the period after the balance sheet date during which we should evaluate events or transactions that occur for potential recognition or disclosure in the financial statements, the circumstances under which we should recognize events or transactions occurring after the balance sheet date in its financial statements and the required disclosures for such events.

On 2/13/2017, Pacific Ventures entered settlement with one of its creditors for $527,333 of its long-term notes payable. The agreement called for issuance of 400,000 shares of PACV restricted common stocks and $200,000 in future cash payment comprising of $25,000 on March 31, 2017, $25,000 on March 31, 2018, $25,000 on March 31, 2019, and $125,000 on March 31, 2020.  As of March 10, 2017, Pacific Ventures has issued to the creditor, 400,000 shares of PACV restricted common stocks, and has also paid the $25,000 for the required March 31, 2017 cash payment.

In March 2017, the Board of Directors of Pacific Ventures made some changes to its management team re-assigning certain portfolios and adding new talents to the team.  The affected changes are as follows:  Shannon Masjedi was made the Chief Executive Officer (CEO) and President; Shannon Masjedi was made the Chief Operating Officer (COO); Frank Igwealor was made the Chief Financial Officer (CFO); and Marc Shenkman was elected the Board Chairman.

We have evaluated all subsequent events through the date these consolidated financial statements were issued, and determined the following are material to disclose.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.
In the even that we decide to engage or authorize any dealer, salesperson or person to effect transactions in this Offering, such dealer, person or persons must comply with the requirements of item 502(b) of Regulation S-K.
Dealer Prospectus Delivery Obligation

Through and including ____________ , 2017 (the 25th day after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment, or subscription.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement independently of whether or not all shares are sold. Estimated expenses payable by us in connection with the registration statement and distribution of our common stock registered hereby are as follows:

Legal and Accounting*	$60,000.00
SEC Filing Fee*	193.20
Blue sky fees and expenses*	5,000.00
Miscellaneous*	200.00
TOTAL	$65,393.20

* Indicates expenses that we have estimated for filing purposes.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

(1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Delaware Corporation Law.

The Registrant's certificate of incorporation and bylaws provide that the Registrant "may indemnify" to the full extent of its power to do so, all directors, officers, employees, and/or agents. It is anticipated that the Registrant will indemnify its officer and director to the full extent permitted by the above-quoted statute.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

(a) PRIOR SALES OF COMMON SHARES

Under the Share Exchange Agreement described in the earlier part of this filing, at the initial closing on September 25, 2015, we exchanged 22,474,000 shares of our unregistered common stock for 22,474,000 shares of the common stock of SnöBar representing approximately 89% of our issued and outstanding common stock in connection with the Share Exchange while simultaneously issuing 2,500,000 shares of our unregistered common stock to certain other persons.

During the year ended December 31, 2016, PACV issued 1,498,333 shares of restricted and unregistered common stock to certain other persons and investors for cash and other considerations.

In the issuances of our common stock, the recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) and Regulation S of that act.

(b) USE OF PROCEEDS

We spent and are spending a portion of the proceeds from above transactions to pay for legal and accounting expenses associated with this Prospectus and the balance of the proceeds have been applied to office rent and overhead attributable to the development of our business.

We reported the use of proceeds on our periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act.  In addition, after the effective date of this Registration Statement and thereafter we will continue to report the use of proceeds on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this Offering.

EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

(a) DESCRIPTION OF EXHIBITS

The firm of Dylan Floyd Accounting & Consulting, a California Certified Public Accounting firm operating from their offices located at 20909 Judah Ln, Santa Clarita, CA 91321, given on the authority of such firm as experts in accounting and auditing.

The law firm of Fox Rothschild, LLP., located at 1800 Century Park E #300, Los Angeles, CA 90067, has passed upon the validity of the shares been offered and certain other legal matters and is representing us in connection with this Offering.

EXHIBIT 3.1

Articles of Incorporation of PACIFIC VENTURES GROUP, INC. dated 10/22/2012 as restated.

EXHIBIT 3.2

Bylaws of PACIFIC VENTURES GROUP, INC. approved and adopted on September 25, 2015.

EXHIBIT 3.3

Code of Ethics of PACIFIC VENTURES GROUP, INC., approved and adopted on September 25, 2015.

EXHIBIT 5.1

Opinion of attorney, dated May 15, 2017, regarding the legality of the securities being registered.

EXHIBIT 23.1

Consent of attorney, dated May 15, 2017, 2017, regarding the use in this registration statement, of his opinion regarding the legality of the securities being registered. (See Exhibit 5.1)
EXHIBIT 23.2

Consent of the Accountancy Corporation, Dylan Floyd Accounting & Cons(b) EXHIBITS INDEX
Exhibit Number	Name/Identification of Exhibit
3.1*	Articles of Incorporation
3.2*	Bylaws
3.3*	Code of Ethics
5.1*	Opinion re: Legality and Consent of Counsel
23.1*	Consent of Legal Counsel (contained in exhibit 5.1)
23.2*	Consent of the Accountancy Corporation, Dylan Floyd Accounting & Consulting
*	Filed with initial filing.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on May 17, 2017.

PACIFIC VENTURES GROUP, INC.

/s/ Shannon Masjedi	/s/ Frank I Igwealor
Shannon Masjedi	Frank I Igwealor,
President and CEO, Principal Executive Officer, Treasurer, Director & Secretary May 17, 2017	Chief Financial Officer May 17, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shannon Masjedi	/s/ Frank I Igwealor
Shannon Masjedi	Frank I Igwealor,
President and CEO, Principal Executive Officer, Treasurer, Director & Secretary May 17, 2017	Chief Financial Officer May 17, 2017

Exhibit 3.1
ARTICLES OF INCORPORATION

Exhibit 3.2

Table of Contents – Bylaws

ARTICLE ONE	1
Offices	1
ARTICLE TWO	1
Meetings of Stockholders	1
ARTICLE THREE	3
Directors	3
ARTICLE FOUR	4
Meetings of Board of Directors	4
ARTICLE FIVE	5
Committees of Directors	5
ARTICLE SIX	6
Compensation of Directors	6
ARTICLE SEVEN	6
Notices	6
ARTICLE EIGHT	7
Officers	7
ARTICLE NINE	9
Certificates of Stock	9
ARTICLE TEN	10
General Provisions	10
ARTICLE ELEVEN	11
Indemnification	11
ARTICLE TWELVE	11
Amendments	11

BY-LAWS

OF

PACIFIC VENTURES GROUP, INC.
A California Company

ARTICLES I

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of Pacific Ventures Group, Inc. and that the foregoing Bylaws, constituting 21 pages (including this page), constitute the code of Bylaws of PACIFIC VENTURES GROUP, INC. as duly adopted at a regular meeting, being the first organizational meeting of the Board of Directors of the Corporation held August 14, 2015.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 22nd day April, 2017.

________/s/Shannon Masjedi______________
Shannon Masjedi, Secretary

Exhibit 3.3

CODE OF ETHICS
OF
PACIFIC VENTURES GROUP, INC.

Pacific Ventures Group, Inc., (the "Company") has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The term 'code of ethics' means written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the issuer files with, or

•	Submits to, the Commission or other regulatory bodies, and in other public communications made by the issuer; and

•	Compliance with applicable governmental laws, rules and regulations; and

•	The prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

•	Accountability for adherence to the code.

The following is the Company's Code of Ethics:

We respect the spirit and the letter of laws, rules, and regulations of the United States and its various States, as well as those of foreign countries in which we may operate.

We promise only what we expect to deliver, make only commitments we intend to keep, not knowingly mislead others, and not participate in or condone corrupt or unacceptable business practices.

We will not receive or accept for our own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any person having or proposing to have business transactions with the Company, without the prior approval of the Board of Directors.

We comply with the spirit and letter of financial and regulatory disclosure obligations in our financial and business reports.

We comply with the spirit and the letter of insider trading laws of the countries within which we are operating.

We report fairly in accordance with Generally Accepted Accounting Principles.

We strive for full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, Securities regulatory agencies and in other public communications made by us.

Exhibit 5.1
Draft
FOX ROTHSCHILD, LLP.
1800 Century Park E #300
Los Angeles, CA 90067
Phone: (310) 228-2133
Email: mlevinson@foxrothschild.com

May 15, 2017

United States Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C.   20549

Re:	PACIFIC VENTURES GROUP, INC. (hereinafter the "Company") Registration Statement on Form S-1 Relating to 3,000,000 shares of the Company's Common Stock

Gentlemen:

I have been requested by the Company, a California corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the "Registration Statement") covering a maximum of 3,000,000 shares which will be offered by the Company.

In connection with this opinion, I have examined the Registration Statement, the Articles of Incorporation and the By-Laws of the Company, copies of the records of corporate proceedings of the Company, and copies of such other agreements, instruments and documents, as I have deemed necessary to enable me to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, I am of the opinion that the shares being offered and registered when sold in the manner described in the Registration Statement will be legally issued, fully paid and non-assessable.

We are attorneys licensed to practice law in the State of California.  This opinion is limited to matters governed by the federal laws of the United States and the laws of the State of California.

We shall have no obligation to inform you of changes in law or fact subsequent to the date hereof or of any other matters of which we become aware after the date hereof.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus included in the registration statement.

Very truly yours,

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dylan Floyd Accounting & Consulting

 To Whom It May Concern:
The firm of Dylan Floyd Accounting & Consulting, Certified Public Accountant, hereby consents to the inclusion in the foregoing Registration Statement on Form S-1 and the subsequent Amendments to the Registration Statement on Form S-1 of PACIFIC VENTURES GROUP, INC. of our report dated April 7, 2017, relating to the financial statements of PACIFIC VENTURES GROUP, INC., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement and any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

                         /s/ Dylan Floyd
Dylan Floyd Accounting & Consulting, Certified Public Accountant

CPA Address
May 1, 2017

Registered with the Public Company Accounting Oversight Board